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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Protective Life Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Protective Life Corporation Post Office Box 2606 Birmingham, Alabama 35202 205-268-1000

March 31, 2010

Dear Share Owners:

        It is my pleasure to invite you to Protective's annual meeting of share owners. We will hold the meeting at our home office on Monday, May 10, 2010 at 10:00 a.m., Central Time. Our home office is located at the Protective Center, 2801 Highway 280 South, Birmingham, Alabama 35223. At this meeting, we will consider the matters described in the proxy statement and review the major developments since our last share owners' meeting.

        This booklet includes the notice of annual meeting and our proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Protective. Our 2009 Annual Report to Share Owners is also enclosed.

        Your vote is important to us, no matter how many shares you own. You may vote on the Internet, by telephone or by using a traditional proxy card. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted your proxy.

        We look forward to your participation.

Sincerely yours,

JOHN D. JOHNS Chairman of the Board, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

The 2010 Notice and Proxy Statement and 2009 Annual Report are available at www.ProxyVote.com.

Dear Share Owners:

        The 2010 Annual Meeting of Share Owners will be held as follows:

Date:	Monday, May 10, 2010
Time:	10:00 a.m. Central Time
Place:	Protective Life Corporation Protective Center 2801 Highway 280 South Birmingham, Alabama 35223

        At the annual meeting, we will ask you to:

  •
  elect 12 directors,

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants, and

  •
  transact any other business that may be properly presented at the meeting.

        You may vote at the annual meeting if you were a share owner of record at the close of business on March 12, 2010.

        The annual meeting may be postponed by an announcement at the meeting, and reconvened at a later time. Any business for which this notice is given may be transacted at the subsequent meeting.

By order of the Board of Directors,

DEBORAH J. LONG Secretary

March 31, 2010

PROXY STATEMENT

        Our Board of Directors is soliciting proxies to be used at our annual meeting of share owners. We will hold the annual meeting on Monday, May 10, 2010, beginning at 10:00 a.m., Central Time, at our home office at 2801 Highway 280 South, Birmingham, Alabama 35223. This proxy statement and the enclosed form of proxy are being mailed to our share owners beginning on or about April 5, 2010.

        "We," "our," "us," "the Company" and "Protective" each refers to Protective Life Corporation. "You" and "your" each refers to our share owners.

ABOUT THE ANNUAL MEETING

What is a proxy?

        A proxy is a person whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card.

What is a proxy statement?

        A proxy statement is a document that the Securities and Exchange Commission ("SEC") requires us to give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

        At our annual meeting, share owners will act on the proposals outlined in the meeting notice. Also, our management will report on our 2009 performance and will respond to appropriate questions from share owners.

What is the record date and what does it mean?

        The record date for the annual meeting is March 12, 2010. Our Board of Directors establishes the record date. Holders of common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the meeting.

How many shares are entitled to vote at the annual meeting?

        On March 12, 2010, 88,776,960 shares of common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on each proposal.

What happens if the meeting is postponed or adjourned?

        The meeting may be postponed or adjourned by an announcement at the meeting. If this happens, the proxies may vote your shares at the subsequent meeting as well, unless you have revoked your voting instructions.

What constitutes a quorum at the meeting?

        The holders of a majority of the outstanding shares of common stock, present in person or represented by proxy at the meeting, will constitute a quorum for transacting business. Abstentions count as "shares present" for determining if there is a quorum.

What is the difference between a share owner "of record" and a "street name" holder?

        If your shares are registered directly in your name with The Bank of New York, our stock transfer agent, you are considered the share owner "of record" of those shares.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in "street name."

How do I vote my shares?

        If you are a share owner of record, you can give a proxy to be voted at the meeting either:

  •
  by telephone by calling a toll-free number,
  •
  on the Internet, or
  •
  by mailing the enclosed proxy card.

        We set up the telephone and Internet voting procedures for your convenience. We designed these procedures to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a share owner of record and you would like to vote by telephone or the Internet, please refer to the instructions on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, your shares will be voted as you direct.

        If you hold your shares in street name, your broker or nominee will vote your shares as you direct. You must give your voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

        If you are a current or former employee of ours, you may be receiving this material because you have shares of our stock that is held in our 401(k) and Stock Ownership Plan. In that case, you may use a proxy card to direct the plan trustee how to vote your shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. The trustee may also vote the shares even if you do not give it voting instructions. In this case, the trustee will vote shares for which it does not receive instructions in the same proportion as it votes shares for which it does receive instructions.

What does it mean if I get more than one proxy card?

        If you get more than one proxy card, it means that your shares are registered differently and are in more than one account. Please sign and return all proxy cards to be sure that all of your shares are voted.

Can I vote my shares in person at the meeting?

        Yes. If you are a share owner of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, if you are a street name holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

        Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

  •
  Election of directors – You may vote for all nominees, or you may withhold your vote with respect to one or more nominees. See page 4 for this proposal.
  •
  Ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants – You may vote for or against, or abstain from voting on, the proposal. See page 6 for this proposal.

What are the Board's recommendations?

        The Board of Directors recommends a vote:

  •
  FOR electing all nominees for director (Proposal 1), and
  •
  FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 2).

What if I do not specify how I want my shares voted?

        If you sign and return your proxy card but do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, they will be voted:

  •
  FOR electing all nominees for director (Proposal 1), and
  •
  FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 2).

Can I change my vote?

        Yes. You can revoke your proxy at any time before it is exercised by:

  •
  submitting written notice of revocation to Protective's Secretary;
  •
  submitting another proxy by telephone, on the Internet or by mail that is later dated and, if by mail, that is properly signed; or
  •
  voting in person at the meeting.

What are the voting requirements for a proposal to be approved?

        The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal at the meeting, is required to elect each nominee for director and to approve Proposal 2 (ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants). Abstentions have the effect of a vote "against" any proposal as to which they are specified.

What are "broker non-votes," and how are they counted?

        If you hold your shares in street name, your broker or nominee can generally vote only in accordance with your instructions. However, if your broker or nominee has not received your voting instructions within 10 days before the meeting, it can vote on any proposal that is considered "routine" by the New York Stock Exchange ("NYSE"). If the broker or nominee cannot vote on a proposal because it is not routine, there is a "broker non-vote" on that proposal. Broker non-votes are counted for quorum purposes, but do not count as votes entitled to vote on that matter or as votes for or against the proposal.

        We expect that the NYSE will consider Proposal 2 (ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants) to be a routine proposal.

Are there any other matters to be acted upon at the annual meeting?

        We do not know of any other matters to be presented or acted upon at the meeting. Under our Bylaws, an item of business can be brought to a vote at the meeting only if it is specified in the meeting notice, or brought before the meeting by the Board of Directors or by a share owner who has met the notice requirements in the Bylaws. We have not received any such notice from a share owner.

        If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxies.

Who pays for the proxy solicitation?

        We pay the costs of soliciting proxies. We retain Broadridge Financial Solutions, Inc. to send proxy materials to share owners. Some of our employees may also help solicit proxies from time to time. They do not receive any extra or special pay for doing this.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1:   Election of Directors

Director Nominees

        The Board of Directors has nominated all of our current directors for re-election at the 2010 annual meeting.

        Our entire Board of Directors, which on May 10, 2010 will consist of 12 directors, will be elected at the annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

        Each director nominee is now a member of the Board of Directors. Our share owners previously elected each nominee except for Hans H. Miller. Mr. Miller, who was recommended by a non-employee director and by the Corporate Governance and Nominating Committee, was elected as a director by the Board on August 3, 2009.

        The Board has reviewed the external commitments of each of our directors, including their service as directors on other public company boards. In each instance, the Board feels that participation on these public company boards provides the directors with experience and insight that benefits us. The Board concluded that the external commitments of our directors are not excessive and do not negatively impact any director's ability to satisfy the obligations of service on this Board.

        Your shares will be voted as specified on your proxy. If you do not specify how you want your shares voted when you provide your proxy, they will be voted FOR the election of all nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any nominee, then your shares will be voted for that other person. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

        The director nominees provided the following information about themselves as of the date of this proxy statement:

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
James S. M. French	69	Vice Chairman, Investments of Dunn Investment Company (materials, construction and investment holding company); formerly its Chairman of the Board and Chief Executive Officer. Director of Energen Corporation. Formerly director of Regions Financial Corporation and Hilb Rogal & Hamilton, Inc.	1996
Thomas L. Hamby	60	Formerly President – AT&T Alabama of AT&T Inc. (telecommunications); formerly President – Alabama of BellSouth Corporation (acquired by AT&T Inc. in December 2006). Director of Regions Bank.	2004
John D. Johns	58	Chairman of the Board, President and Chief Executive Officer of Protective; formerly its Chief Operating Officer; also a director and/or officer of each principal subsidiary of Protective. Director of Alabama Power Company (The Southern Company owns all common stock) and Genuine Parts Company. Formerly director of Alabama National Bancorporation, John H. Harland Company, and National Bank of Commerce of Birmingham.	1997

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
Vanessa Leonard	49	Vanessa Leonard, Attorney at Law (legal services). Trustee of The University of Alabama System.	2004
Charles D. McCrary	58	President and Chief Executive Officer of Alabama Power Company (public utility); Executive Vice President of The Southern Company (public utility); President and Director of Southern Electric Generation Company (affiliate of public utility); and President of Alabama Property Company. Director of Alabama Power Company and Regions Financial Corporation. Formerly director of AmSouth Bancorporation.	2005
John J. McMahon, Jr.	67	Chairman of Ligon Industries, LLC (manufacturer of wastewater treatment equipment, aluminum castings and hydraulic cylinders); formerly Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing). Director of ProAssurance Corporation. Formerly director of Alabama National BanCorporation, John H. Harland Company, and National Bank of Commerce of Birmingham.	1987
Hans H. Miller	57	Advisor to financial and non-financial companies in strategy and investment, mergers and acquisitions; Member and Manager of Bleu Ciel LLC (holds fractional interest in aircraft); formerly Managing Director-Senior Advisor of Banc of America Securities (U.S. and foreign life, multi-line and property and casualty coverage; mergers and acquisitions; capital markets; new products; and international focus). Director of Hwa Hong Corporation, Ltd.	2009
Malcolm Portera	64	Chancellor of The University of Alabama System (higher education). Director of Alabama Power Company. Formerly director of Regions Financial Corporation.	2003
C. Dowd Ritter	62	Chairman and Chief Executive Officer of Regions Financial Corporation (bank holding company) and formerly its President; Chairman and Chief Executive Officer of Regions Bank (banking and financial services) and formerly its President; formerly Chairman of the Board, President and Chief Executive Officer of AmSouth Bancorporation and of AmSouth Bank (acquired by Regions Financial Corporation in November 2006). Director of Alabama Power Company and Regions Financial Corporation. Formerly director of AmSouth Bancorporation and AmSouth Bank.	2005
William A. Terry	52	Principal, Chief Compliance Officer and Corporate Secretary of Highland Associates, Inc. (SEC registered investment advisor); Chairman of the Board, President and Chief Compliance Officer of Highland Information Services, Inc. (registered broker-dealer); Member of Highland Strategies, LLC (developer and distributor of alternative investment funds).	2004

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since
W. Michael Warren, Jr.	62	President and Chief Executive Officer, Children's Health System (health services); formerly Chairman of the Board, President and Chief Executive Officer of Energen Corporation (diversified energy holding company). Director of Energen Corporation.	2001
Vanessa Wilson	51	Formerly Managing Director and an equity research analyst with Deutsche Bank Securities, Inc. (broker-dealer).	2006

        Please see page 11 for more information about our directors.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the election of all 12 director nominees.

 Proposal 2:   Ratification of Appointment of Independent Accountants

Appointment of PricewaterhouseCoopers LLP

        The Audit Committee, which is composed of independent, non-employee directors, has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent accountants for Protective and its subsidiaries for 2010. This firm or its predecessor has served as our independent accountants since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions by share owners.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

Board of Directors and Its Committees

Board of Directors

        Our Board oversees our business affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The Board has regular meetings, and has four standing committees to help it carry out its duties.

Board Leadership Structure

        Our Board exercises its responsibilities under the leadership of:

  •
  the Chairman of the Board; and
  •
  the Lead Director.

        Chairman of the Board.    Mr. Johns currently serves as the Chairman of the Board and as our President and Chief Executive Officer. Our Board does not have a fixed policy regarding combining the roles of the Chairman and the Chief Executive Officer, because it wants the flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of the Board and the Company at any particular time. The Board believes that at this time, having Mr. Johns serve in both roles is the most effective leadership structure for the Board and in the best interests of our share owners and the Company. In making this determination, the Board considered (among other things):

  •
  Mr. Johns' proven leadership ability and knowledge of our business;
  •
  that combining these roles provides clear leadership for the Board and management, which facilitates development and execution of our strategic initiatives and business plans;
  •
  that combining these roles demonstrates to our employees, customers, distributors and other stakeholders the Board's confidence in Mr. Johns' leadership;
  •
  the fact that our other 11 directors are all independent under the standards established by the New York Stock Exchange and the Board and are diligent and active in their service as directors; and
  •
  the effectiveness of our governance structure and processes.

        Lead Director.    The Board has a Lead Director, who is an independent director and who serves as the Chair of the Corporate Governance and Nominating Committee. Mr. McMahon is currently the Lead Director. The Lead Director:

  •
  chairs any Board meeting at which the Chairman of the Board is not present;
  •
  chairs meetings of the non-management directors; and
  •
  acts as a liaison between the non-management directors and our management.

Board and Committee Meetings; Access to Management and Independent Advisors

        Our corporate governance guidelines are designed to provide our directors with the information and opportunity that they need to perform their duties:

  •
  Agendas for our Board and Committee meetings are set by senior management, based on input received from the directors.
  •
  We provide the directors with information about matters on the agenda before the Board and Committee meetings, and the directors are expected to review these materials in advance.
  •
  Each director is free to raise subjects that are not on the meeting agenda.
  •
  Senior management attends the first part of each meeting, provides reports and additional information about the matters before the Board or Committee, and is available to answer questions.
  •
  The second part of each meeting is attended only by directors (including Mr. Johns),

    although selected management members may attend a portion of this part of the meeting to discuss a specific matter; these management members are excused from the meeting after that matter has been covered.

  •
  Our non-management directors are scheduled to meet in executive session without any management directors in attendance at the end of each regularly scheduled Board meeting. (The non-management directors may also decide to meet in executive session after any special meeting of the Board.) The Lead Director presides at each of these executive sessions.
  •
  Our directors have open access to members of management (including in-house counsel and internal audit and accounting personnel) and to our independent auditors. A director may arrange for meetings or other contacts with these individuals directly or through our Chief Executive Officer.
  •
  The Board and each Committee has the authority to hire such independent outside financial, legal or other advisors, at the Company's expense, as they deem appropriate.

Risk Oversight

        As a part of its general oversight responsibilities, our Board assesses the major risks that we face and reviews the options for mitigating these risks and the processes that we use to monitor and mitigate risks. The Board has delegated to the Finance and Investments Committee (which historically and currently consists of all of our directors) the primary responsibility for reviewing the risks that are inherent in our business and our strategy for understanding and minimizing the consequences of those risks.

        The Board and the Finance and Investments Committee receive regular reports regarding our business, the risks that we face, and our strategies to address these risks from our senior management, including our President and Chief Executive Officer, our Chief Risk Officer, our Chief Accounting, Financial, Investments and Operating Officers, and our General Counsel. The Board also reviews and approves guidelines for our investments. In addition, the other Board committees consider the risks within their areas of responsibility. For example, the Audit Committee considers the effectiveness of our internal controls over our financial reporting, and the Compensation and Management Succession Committee focuses on risks that may be implicated by our executive compensation programs.

        While the Board oversees our risk management, our management is responsible for the day-to-day risk management process. We believe that this division of responsibilities is consistent with good corporate governance principals and is the most effective approach for addressing the risks that we face, and that the leadership structure of our Board effectively guides and supports this approach.

Committees of the Board of Directors

        The four standing committees of the Board are:

  •
  the Audit Committee,
  •
  the Compensation and Management Succession Committee,
  •
  the Corporate Governance and Nominating Committee, and
  •
  the Finance and Investments Committee.

        Each committee has a formal written charter, a current copy of which is available on our website (www.protective.com), and reports its actions and recommendations to the Board. Only independent directors serve on the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee. All of our directors (including Mr. Johns, who is our only management director) serve on the Finance and Investments Committee.

        Audit Committee.    The Audit Committee:

  •
  oversees our financial reporting and control processes on the Board's behalf, including assistance in oversight of the integrity of our financial statements; our compliance with legal requirements; the independence, qualifications and performance of the independent accountants; and the performance of our internal audit function;

  •
  reviews internal controls, systems and procedures, accounting policies, and other matters affecting our financial condition;
  •
  reviews our annual and quarterly financial statements and financial footnotes with management and the independent accountants;
  •
  discusses the types of information to be disclosed and the types of presentations to be made in the Company's earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies;
  •
  appoints, evaluates and (if appropriate) terminates the independent accountants, approves all audit engagement fees and terms, and pre-approves all non-audit services; and
  •
  reviews with the independent accountants their audit procedures, management letters, and other significant aspects of their audit.

        The Audit Committee concluded that, during 2009, it satisfied its responsibilities under its charter. The Audit Committee Report is on page 55.

        Compensation and Management Succession Committee.    The Compensation and Management Succession Committee:

  •
  reviews and approves our base salary, annual incentive, and long-term incentive compensation practices for our officers and key employees;
  •
  administers annual cash incentive and long-term stock-based incentive programs under our Annual Incentive Plan and Long-Term Incentive Plan; and
  •
  reviews management succession planning with the Chief Executive Officer, and recommends to the Board a successor to the Chief Executive Officer whenever the need to name a successor arises.

        The Compensation and Management Succession Committee concluded that, during 2009, it satisfied its responsibilities under its charter. See pages 20-28 for more information about this Committee.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee:

  •
  reviews and makes recommendations to the Board regarding the Board's composition, including the size of the Board, the mix of inside and outside (independent) directors, and the Board's criteria for selecting new directors;
  •
  reviews the qualifications of candidates for election to the Board and recommends to the Board both new directors and a slate of nominees for election by the share owners at our annual meeting; and
  •
  makes recommendations to the Board regarding the compensation of the directors for service on the Board and its committees.

        The Corporate Governance and Nominating Committee concluded that, during 2009, it satisfied its responsibilities under its charter. Also, as provided in its charter, the Corporate Governance and Nominating Committee concluded that, during 2009, the Finance and Investments Committee had satisfied its responsibilities under its charter.

        Finance and Investments Committee.    The Finance and Investments Committee:

  •
  reviews and acts upon financial and investment matters, including borrowing and lending transactions entered into by Protective and its subsidiaries;
  •
  establishes policies and guidelines for investment of our assets;
  •
  reviews the investment and disposition of our funds; and
  •
  reviews the risks inherent in our business and our strategy for understanding and minimizing the consequences of those risks.

        Committee Memberships.    The following table shows the current membership of each standing committee.

Director	Audit	Comp	Corp Gov	Fin & Inv

French	X			X
Hamby		X		X
Johns				Chair
Leonard	Chair			X
McCrary			X	X
McMahon		X	Chair	X
Miller	X			X
Portera			X	X
Ritter		Chair		X
Terry			X	X
Warren	X			X
Wilson	X			X

        Other Committees.    From time to time, the Board appoints other committees to assist it in its responsibilities (such as committees to determine the price and terms of securities offerings or significant transactions).

Meetings and Meeting Attendance

        The Board and its standing committees held the following number of regular and special meetings during 2009:

# Meetings

Board of Directors	7
Audit Committee	9
Compensation and Management Succession Committee	3
Corporate Governance and Nominating Committee	3
Finance and Investments Committee	4

        Each director attended at least 75% of the combined Board and committee meetings held during the period served by that director in 2009.

        Share Owner Annual Meeting.    Our directors are expected to attend annual meetings of share owners. All directors then serving on our Board attended the 2009 annual meeting.

Board Composition, Qualifications and Nominations

Board Composition and Director Qualifications

        Our Board has adopted policies regarding our directors and the composition of the Board. These policies state that our directors should:

  •
  be non-employees (except for our President and Chief Executive Officer);
  •
  have a background evidencing a high level of knowledge, experience, judgment, education, character, dedication and achievement;
  •
  possess high personal and professional ethics, integrity and values;
  •
  have an inquisitive and objective perspective, practical wisdom and mature judgment;
  •
  be willing to devote sufficient time and energy to Protective's business;
  •
  be share owners as provided in our Bylaws and our Corporate Governance Guidelines;
  •
  collectively bring a diversity of backgrounds and experiences to the Board; and
  •
  be committed to representing the long-term interests of our share owners.

        Our Corporate Governance and Nominating Committee and the Board consider these factors (as well as other pertinent information, such as the experience and tenure of each director, the size of the Board and the Board's retirement policy) in evaluating the Board and nominees for the Board. The Corporate Governance and Nominating Committee evaluates the effectiveness of this policy by monitoring the effectiveness of our Board and committee meetings (including the effectiveness of reports made by management, the preparation and participation of the directors in the meetings, and the interaction and communication between the directors and management).

Director Nominations

        The Corporate Governance and Nominating Committee considers recommendations for director nominees from directors and share owners. Share owners should submit recommendations in writing to the Corporate Governance and Nominating Committee, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Please include relevant information about the potential nominee (including name, address, telephone numbers, and a brief description of the individual's background and experience). Each individual recommended will be evaluated in light of the criteria described above.

Qualification of Directors

        The following summarizes some of the key experiences, qualifications, education and other attributes of our directors:

        James S. M. French.    Mr. French is Vice Chairman, Investments, of the Board of Directors of Dunn Investment Company and was formerly its Chairman, President and Chief Executive Officer. Dunn Investment, a privately held company headquartered in Birmingham, Alabama, is the parent of a group of companies in the construction industry and also invests in real estate and in equity securities in selected industries. Mr. French joined the firm in 1968 and became its President in 1974 and Chairman and Chief Executive Officer in 1977. Mr. French is currently on the Board of Directors of Energen Corporation, a publicly held company, and has previously served as a director of other publicly held companies. In these capacities, he has served as a member of audit and compensation committees. Mr. French also serves in leadership roles with University of Alabama at Birmingham President's Advisory Council and St. Martins-in-the-Pines, a faith-based provider of comprehensive retirement living facilities. Mr. French received his undergraduate degree in Geological Engineering from Princeton University and his Master of Business Administration from Harvard University. We believe that Mr. French's skills and long experience as a senior executive of Dunn Investment and as a leader in other business, educational and not-for-profit organizations, along with his long-standing knowledge of the Company and his seasoned business judgment, are valuable to our Board of Directors.

        Thomas L. Hamby.    Mr. Hamby is retired from AT&T, Inc. (formerly BellSouth Corporation) where he held the office of President-Alabama. Mr. Hamby joined BellSouth in 1971 and held various positions of increasing responsibility within the company, including Director of Federal Regulatory Matters in Washington, DC, Vice President of Product Management for the Company and Vice President/Regulatory-Georgia. He was appointed President-Alabama in December 1999, and President-Alabama, AT&T in January 2007. As President-Alabama, Mr. Hamby led a successful effort to introduce and pass legislation to deregulate the company's operations and allow a more competitive marketplace to develop. Mr. Hamby is a member of Region Bank's Birmingham Advisory Board. He is currently in his fifth year as Chairman of the Board of Trustees of the Birmingham Museum of Art. Mr. Hamby has served as Chairman of the Business Council of Alabama, Chairman of the Board of the Metropolitan Development Board, Chairman of the Birmingham Area Chamber of Commerce, Chairman of the Board of the Greater Alabama Council Boy Scouts of America, Treasurer of the Birmingham Civil Rights Institute, Chairman of the Governor's Task Force on Education, and he currently serves on the Board of the Alabama Georgia Land Trust. Mr. Hamby holds an undergraduate degree in agricultural engineering from the University of Georgia and is actively involved in beef production on the Hamby Farm in Georgia. We believe that Mr. Hamby's skills and experience as a senior executive of AT&T in the telecommunications industry, which during his tenure transitioned from being heavily regulated to becoming highly competitive, and as a leader in other business and civic organizations, along with his seasoned business judgment, are valuable to our Board of Directors.

        John D. Johns.    Mr. Johns joined Protective in October 1993 as Executive Vice President and Chief Financial Officer. In August 1996, Mr. Johns became President and Chief Operating Officer; in January 2002, he became President and Chief Executive Officer; and in January 2003, he became Chairman, President and Chief Executive Officer. Before joining Protective, Mr. Johns was Executive Vice President and General Counsel of Sonat, Inc. Prior to joining Sonat, Mr. Johns was a lawyer in private practice; his practice focused on commercial and financing transactions and the financial services industry. Mr. Johns is on the Board of Directors of Alabama Power Company and Genuine Parts Company; he is a trustee of Birmingham-Southern

College and the Altamont School; he is on the Board of Directors of the American Council of Life Insurers, the Birmingham Civil Rights Institute, and the Economic Development Partnership of Alabama; and he has previously served in a leadership role in the Business Council of Alabama, other financial services industry associations and civic and educational organizations. Mr. Johns received his undergraduate degree from the University of Alabama and his Master of Business Administration and Juris Doctorate from Harvard University. We believe that Mr. Johns' background in the practice of law, his skills and experience as a senior executive of the Company and Sonat and as a leader in other business, civic, educational and charitable organizations, his knowledge and experience as a leader in the life insurance industry, along with his long-standing knowledge of the Company and his seasoned business judgment, are valuable to us and our Board of Directors.

        Vanessa Leonard.    Ms. Leonard is a practicing attorney and provides consulting services for not-for-profit organizations primarily in the areas of management, legal and organizational behavior. She was previously a senior consultant and manager with KPMG, Higher Education Consulting, Southeast Market in Washington, D.C. and Atlanta, Georgia, and a financial analyst for Emory University in Atlanta, Georgia. In her consulting and analyst roles, Ms. Leonard focused on management accounting matters, primarily governmental compliance and indirect cost accounting, for higher education institutions. Ms. Leonard is a member of the Board of Trustees of the University of Alabama, where she chairs its Audit Committee and serves on its Physical Properties and Investment Committees. Ms. Leonard serves on the Governor's Task Force to Strengthen Alabama's Families and previously served on the Board of the United Way for the Lake Martin area in Alabama. Ms. Leonard received an undergraduate degree in Health Care Management from the University of Alabama, a Master of Business Administration from the University of Mississippi and a Juris Doctorate degree from the University of Alabama School of Law. The Company believes that Ms. Leonard's experience as an attorney and her management accounting experience and skills in the field of accounting and compliance with complicated regulations for large, complex organizations, as well as her leadership roles in civic and not-for-profit organizations, are valuable to the Company's Board of Directors.

        Charles D. McCrary.    Mr. McCrary is President and Chief Executive Officer of Alabama Power Company, one of the electric utility companies owned by Southern Company. Mr. McCrary joined Alabama Power while in college and has held various positions of increasing responsibility within Southern Company. He served as Vice President for Southern Nuclear Operating Company and later held the positions of President of Southern Company Generation, Chief Production Officer of Southern Company and President of Southern Power Company. Mr. McCrary serves as Chairman of the Economic Development Partnership of Alabama. He serves on the boards of Regions Financial Corporation, Mercedes-Benz U.S. International, Inc., Children's Hospital and Auburn University as well as various civic organizations, including the Birmingham Museum of Art and the State of Alabama Archives and History Foundation. He is also a member of the State of Alabama Engineering Hall of Fame. Mr. McCrary received an undergraduate degree in mechanical engineering from Auburn University and a Juris Doctorate from Birmingham School of Law. We believe that Mr. McCrary's skills and experience as a senior executive of Alabama Power Company, a large and highly regulated electric utility company, and as a leader in other business, civic, not-for-profit and educational organizations, along with his seasoned business judgment, are valuable to our Board of Directors.

        John J. McMahon, Jr.    Mr. McMahon is Chairman of Ligon Industries, LLC. Previously, Mr. McMahon spent 25 years with McWane, Inc., a privately held manufacturing company with international operations having over 20 plants and over one billion dollars in sales. During his career at McWane, Inc., Mr. McMahon held numerous management positions, including President and Chairman of the Board, and negotiated over 25 acquisitions ranging from publicly held companies to small privately held companies. Mr. McMahon serves or has served as a director of publicly held companies as well as other public and private companies, including ProAssurance Corporation, Alabama National Bancorporation, John H. Harland Company, and Cooper/T. Smith Company. He has also been a director or trustee of the Birmingham Airport Authority, the University of Alabama at Birmingham Health System, the University of Alabama Board of Trustees and Birmingham-Southern College. Mr. McMahon received his undergraduate degree from Birmingham-Southern College and a Juris Doctorate from the University of

Alabama School of Law. We believe that Mr. McMahon's background as an attorney and businessman, his skills and long experience as a senior executive of McWane and Ligon Industries and as a leader in other business, civic, educational, and not-for-profit organizations, his long-standing knowledge of the Company and the financial services industry and his seasoned business judgment, are valuable to our Board of Directors.

        Hans Miller.    Mr. Miller is an advisor to financial and non-financial institutions globally, particularly in the areas of acquisitions and strategy. Mr. Miller's career has included extensive multi-national business experience both in operations and corporate finance. Mr. Miller is the Non-Executive Chairman of Hwa Hong Corporation Ltd., Singapore. Previously, he was Managing Director and Senior Advisor with Banc of America Securities LLC, Senior Vice President of The Hartford Financial Services Group, Inc., President and CEO of The Harford International Financial Services Group, Inc. and Chief Operating Officer of Hartford companies in Brussels, Belgium. He is a past chairman of the Committee of American Insurers in Europe and of the International Committee of the American Insurance Association. He was an industry expert to the OECD Insurance Committee in Paris, a member of the US Commerce department's advisory committee ISAC 13, and a past board member of ITT Europe. Mr. Miller has also held leadership roles on the boards of directors of non-profit organizations. Mr. Miller received an undergraduate degree in Economics from Carlton College in Northfield, Minnesota, and studied at the Universite de Besancon, Besancon, France and the College of Insurance in New York. We believe that Mr. Miller's extensive background in the insurance industry, both in the U.S. and internationally, as well as his experience as an executive in investment banking and insurance and as a leader in international insurance industry organizations, are valuable to our Board of Directors.

        Malcolm Portera.    Dr. Portera is chief executive officer of The University of Alabama System, which is Alabama's largest higher education enterprise. Comprised of doctoral research universities in Tuscaloosa, Birmingham and Huntsville as well as the acclaimed UAB Health System, the UA System budget (including affiliates) exceeds $4.3 billion, with more than 50,000 students, 25,000 employees, and an economic impact surpassing $5.8 billion. Prior to his current position at the University of Alabama System, Dr. Portera was the 16th president of Mississippi State University. Prior to that, Dr. Portera held a number of increasingly important positions with the University of Alabama System before leaving in 1996 to launch a successful business development and strategic planning company. Dr. Portera serves on the Board of Directors of Alabama Power Company, where he is a member of its Compensation Committee, and he previously served on the Board of Regions Financial Corporation. He also serves in leadership roles for the Birmingham Business Alliance, the Riley Foundation, Southern Research Institute, the University of Alabama at Birmingham Health System, the West Alabama Chamber of Commerce, the Bryant-Jordan Scholarship Foundation, Operation New Birmingham, the University of Alabama at Birmingham Research Foundation, and the University of Alabama at Huntsville Foundation. He is the former chair of the Council of Presidents of the Southeastern Universities Research Association and Vice Chair of the Alabama Research Alliance. Dr. Portera received an undergraduate and master's degree from Mississippi State University, and a Ph.D. from The University of Alabama. We believe that Dr. Portera's background and long experience as a senior executive of The University of Alabama System and Mississippi State University and as a leader in other business, civic, educational and not-for-profit organizations, along with his long-standing knowledge of the Company and his seasoned business judgment, are valuable to our Board of Directors.

        C. Dowd Ritter.    Mr. Ritter is currently Chairman and Chief Executive Officer of Regions Financial Corporation and Regions Bank. He will retire as Chief Executive Officer and as a member of Regions' Board of Directors on March 31, 2010. He has been Chief Executive Officer of Regions since its merger with AmSouth Bancorporation in 2006 and Chairman of the Board since 2008. He served as President and Chief Executive Officer of AmSouth from 1996 until it merged with Regions. He became a member of the AmSouth Board of Directors in 1993 and later served as the Chairman of the Board. Mr. Ritter began his career at AmSouth in 1969 and served in positions of increasing responsibility until becoming Chief Executive Officer. Mr. Ritter also serves on the Board of Directors of Alabama Power Company, McWane, Inc., the Economic Development Partnership of Alabama, and he is chairman of the Board of Trustees of Birmingham-Southern College. He also serves on the University of Alabama at Birmingham President's Advisory

Council, the boards of trustees of the Birmingham Museum of Art, Leadership Birmingham, the Board of Visitors for the University of Alabama's College of Commerce and Business Administration, and he is chairman of the Birmingham Business Alliance. Mr. Ritter's additional past service to the community includes serving as co-chair of the 50th Anniversary Campaign for The Community Foundation of Greater Birmingham, honorary co-chair of The New Ronald McDonald House Capital Campaign in 2006, 2007 Honorary Chairman of the Multiple Sclerosis Society's Legacy of Leadership Campaign, Birmingham Civil Rights Institute Campaign Steering Committee, the Sixteenth Street Baptist Church Stabilization Steering Committee, campaign co-chairman for the American Cancer Society's Five Points South Center and Hope Lodge and campaign chairman of the United Way of Central Alabama. Mr. Ritter earned an undergraduate degree in Economics from Birmingham-Southern College in Birmingham, Alabama. He is a graduate of the School of Banking of the South at Louisiana State University, where he has been a past instructor. We believe that Mr. Ritter's experience as a senior executive of large financial institutions, the depth of his exposure to complex financial issues at such large public companies, and his experience as a leader in other business, civic, not-for-profit and educational organizations, along with his seasoned business judgment, are valuable to our Board of Directors.

        William A. Terry.    Mr. Terry is one of the founders of Highland Associates, Inc., an investment advisory firm that advises on approximately $15 billion of assets (as of December 31, 2009) for not-for-profit health care organizations, foundations, endowments and select individuals. Before starting Highland Associates in 1987, Mr. Terry worked in the Investment Management Consulting Group of Interstate/Johnson Lane Corporation. In addition to Highland Associates, Mr. Terry serves as Vice Chairman of the Executive Board of the Greater Alabama Council of Boy Scouts of America and as a trustee for the Birmingham Museum of Art and Birmingham Southern College. Mr. Terry also serves as a member of the Executive Committee for the Mountain Brook City Schools Foundation and previously served as the Foundation's president. Mr. Terry serves as a Trustee of the Nature Conservancy of Alabama. Mr. Terry received an undergraduate degree from Davidson College and is a CFA charter holder. The Company believes that Mr. Terry's skills and experience at Highland Associates in the field of investments and as a leader of the firm, and his experience as a leader in civic, educational and not-for-profit organizations, along with his seasoned business judgment, are valuable to the Company's Board of Directors.

        W. Michael Warren, Jr.    Mr. Warren is President and Chief Executive Officer of Children's Health System of Alabama and Children's Hospital, an independent, not-for-profit, free-standing pediatric healthcare center. Prior to joining Children's in January 2008, Mr. Warren was Chairman and CEO of Energen Corporation and its two primary subsidiaries, Alagasco and Energen Resources. Mr. Warren became President of Alagasco in 1984 and held a number of increasingly important positions with Energen before being named President and CEO in February, 1997, and Chairman in January, 1998. Mr. Warren was a lawyer in private practice in Birmingham, Alabama, before joining Alabama Gas in 1983. Mr. Warren currently continues to be on the Board of Directors of Energen Corporation, until his term expires at the end of April 2010. Mr. Warren has served as chairman of the Business Council of Alabama, the United Way, and Children's Hospital. He also has been Chairman of the Board of the Metropolitan Development Board, the Alabama Symphony and the American Heart Association. He has chaired the general campaign of the United Way for Central Alabama and the United Negro College Fund, and he is a member of the Board of Advisors of the National Conference for Community and Justice. Mr. Warren received an undergraduate degree from Auburn University and a Juris Doctorate from Duke University. We believe that Mr. Warren's background as an attorney, his skills and long experience as Chairman and CEO of a highly regulated publicly held utility, his continuing experience as President and CEO of Children's Health System, and his experience as a leader in other business, civic, and not-for-profit organizations, along with his long-standing knowledge of the Company and his seasoned business judgment, are valuable to our Board of Directors.

        Vanessa Wilson.    Ms. Wilson is a finance professional with 25 years of experience on Wall Street and in the insurance industry, with particular expertise in investments, the public markets, and corporate finance. Ms. Wilson retired in 2007 from Deutsche Bank Securities, Inc., where she had been a Managing Director and equity research analyst with primary responsibility for the U.S. life insurance industry. She had previously held senior positions in equity research at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette and she is past-president of the Association of Insurance and Financial Analysts. Ms. Wilson is currently a managing director of Golden Seeds, LLC, an angel investor group that provides private equity capital across all sectors to women entrepreneurs. Ms. Wilson serves in leadership roles for numerous non-profit and educational organizations. She is a board member of Futures and Options, which connects underserved youth with paid internships and mentoring. She also sits on the advisory board and created an after-school program for St. James School, an inner city parochial school located on Manhattan's lower eastside. As a former trustee of The Ethel Walker School, an all girls' secondary school in Connecticut, Ms. Wilson served on the Finance and Audit Committees and was the Chair of the Investment Committee for the endowment. Ms. Wilson is also actively engaged in a variety of financial education initiatives in the New York metro area. As a volunteer with The Coalition for Debtor Education, Ms. Wilson teachers financial literacy at several non-profits, and separately she is an instructor in Barnard College's Financial Fluency initiative. Ms. Wilson received an undergraduate degree from Amherst College, and a Master of Business Administration from New York University's Stern School of Business. We believe that Ms. Wilson's background, skills and experience as a senior financial analyst in the life insurance industry and her extensive knowledge of the industry, along with her experience in leadership roles in civic, not-for-profit and educational organizations, are valuable to our Board of Directors.

Corporate Governance

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines. These Guidelines and our Board committee charters provide the framework for our governance. Our Corporate Governance and Nominating Committee oversees and reviews the Guidelines at least annually, and recommends any proposed changes to the Board for approval.

Code of Business Conduct

        Our Code of Business Conduct applies to all directors, officers and employees. The Code incorporates a code of ethics that applies to our Chief Executive Officer and to all of our financial officers, including our Chief Financial Officer and our Chief Accounting Officer.

Corporate Website

        Our website has a corporate governance section that contains copies of our principal governance documents. The corporate governance section may be found at www.protective.com under "Analyst/Investor – Corporate Governance." This section contains the following documents, which are available in print to any share owner who requests a copy in writing to Protective Life Corporation, c/o Corporate Secretary's Office, Box 2606, Birmingham, Alabama 35202:

  •
  Corporate Governance Guidelines;
  •
  Code of Business Conduct;
  •
  Audit Committee Charter;
  •
  Compensation and Management Succession Committee Charter;
  •
  Corporate Governance and Nominating Committee Charter; and
  •
  Finance and Investments Committee Charter.

Communications with Directors

        Share owners and other interested parties may send communications to the Board, the Lead Director, the non-management directors as a group, or any specific director by mailing the communication to the Board of Directors, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Protective's Secretary will forward the correspondence to the Chairman of the Corporate Governance and Nominating Committee unless it is addressed to an individual director or a specific group of directors, in which case the correspondence will be forwarded accordingly. The Board has requested that certain items unrelated to its duties be excluded, such as solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, and surveys.

Compensation Committee Interlocks and Insider Participation

        During 2009, the members of our Compensation and Management Succession Committee were Mr. Ritter (Chairman), Mr. Hamby and Mr. McMahon. No interlocking relationship existed during 2009 between any of these individuals and any of our executive officers. In addition, none of these individuals has ever been an officer or employee of ours, or had any relationship for which the SEC requires disclosure.

Director Independence

Independence Standards

        Our Corporate Governance Guidelines provide that a majority of our directors must meet the criteria for independence required by the NYSE. The Board has adopted categorical independence standards consistent with the NYSE listing guidelines. These standards are contained in Exhibit A to our Corporate Governance Guidelines, found on our website at www.protective.com under "Analyst/Investor – Corporate Governance." A director is not considered independent unless the Board has determined that the director has no direct or indirect material relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In determining a director's independence, the Board also observes any other laws and regulations governing us and evaluates any information it has that may impact independence.

        The Board has established certain categories of transactions that do not, in the Board's opinion and absent other circumstances, cause a director to be less than independent. As a result, the Board did not consider the following relationships when evaluating the independence of our directors:

  •
  if a family member of the director (other than a spouse, child or child-in-law) is, or has been within the last 3 years, a Protective employee, if the employee is not an executive officer of Protective or an officer with a policy-making role;
  •
  if an immediate family member of the director (a) is a current employee of our internal or external auditor, if the immediate family member does not participate in the firm's audit, assurance or tax compliance practice; or (b) is a partner, member or principal of a law firm or other firm that provides non-accounting professional services, if the immediate family member does not derive income directly dependent on the revenues received from us or perform significant work for us;
  •
  if the director or an immediate family member is an officer or director of another company or an organization on whose board any of our present executive officers or other directors sit;
  •
  if the director or an immediate family member is a current executive officer or other employee of another company that: (a) does business with us and the annual sales to, or purchases from, us in any of the last 3 fiscal years were less than 2% of the other company's consolidated gross revenues; or (b) is indebted to us, or to which we are indebted, and the total amount of either company's indebtedness to the other is less than 1% of the other company's total consolidated assets; or
  •
  if the director or an immediate family member is an executive officer, director or trustee of a foundation, university or other nonprofit organization that has received from us (including our foundation), during any of the last 3 fiscal years, contributions which did not exceed the greater of $1 million or 25% of that organization's annual consolidated gross revenue during that organization's fiscal year.

Review of Director Independence

        The Board conducts an annual review of the independence of all directors. Before the meeting at which this review occurs, each director is asked to supply the Corporate Governance and Nominating Committee and the Board with complete information about the director's relationship with us and with our senior management and their affiliates. Our management provides additional information about transactions, relationships or arrangements between us and the directors or parties related to the directors.

        The Corporate Governance and Nominating Committee reviews this information and makes its own determinations of each director's independence. It reports its findings and the reasons for those findings to the Board, which then makes the final determinations of director independence.

Independence Determinations

        The Corporate Governance and Nominating Committee and the Board have reviewed the independence of our directors, following the procedures outlined above. As part of this review, the Corporate Governance and Nominating Committee and the Board considered that a limited liability company, established by limited liability companies maintained for the benefit of the families of Mr. Johns and Mr. Terry, owns certain recreational property (a small portion of which is also owned by each of Mr. Johns and Mr. Terry).

        After review and discussion of the information provided to it and the report of the Corporate Governance and Nominating Committee, the Board affirmatively determined that, under the NYSE independence standards, all of our current non-employee directors (French, Hamby, Leonard, McCrary, McMahon, Miller, Portera, Ritter, Terry, Warren and Wilson) are independent. Mr. Johns, our Chairman, President and Chief Executive Officer, is our only non-independent director. The Board also determined that all members of the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee meet the applicable independence requirements.

Related Party Transactions

Related Party Transaction Policy and Procedures

        We review all relationships and transactions in which we and "related parties" (our directors, director nominees, executive officers, and their immediate family members) participate to determine if any related party has a direct or indirect material interest. Our General Counsel's Office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists. We disclose any such transactions in our proxy statement, as required by SEC rules.

        If the General Counsel's Office determines that a transaction may require disclosure under SEC rules, the General Counsel's Office will notify:

  •
  the Corporate Governance and Nominating Committee, if the transaction involves one of our directors or director nominees; otherwise,
  •
  the Audit Committee.

        The relevant Board committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the committee will consider all relevant factors, including (as applicable):

  •
  our business rationale for entering into the transaction;
  •
  the alternatives to entering into the transaction;
  •
  whether the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party;
  •
  the potential for the transaction to lead to an actual or apparent conflict of interest, and any safeguards imposed to prevent actual or apparent conflicts; and
  •
  the overall fairness of the transaction to us.

Related Party Transactions

        Based on the information available to the General Counsel's Office and to the Board, there have been no transactions between us and any related party since January 1, 2009, nor are any currently proposed, for which disclosure is required under SEC rules.

SECURITY OWNERSHIP

Beneficial Ownership

        The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of March 12, 2010 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table, all current directors and executive officers of Protective as a group, and persons we believe to beneficially own 5% or more of our common stock.

Security Ownership of Certain Beneficial Owners and Management

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Sole Power (2)		Shared Power (2)		Percent of Class (1)

Management:
Richard J. Bielen	86,985	(3)	0		*
James S. M. French	35,353	(4)	41,800	(5)	*
Thomas L. Hamby	12,807	(4)	0		*
John D. Johns	370,076	(3)	4,210		*
Carolyn M. Johnson	7,518	(3)	0		*
Vanessa Leonard	6,684	(4)	0		*
Deborah J. Long	57,858	(3)	0		*
Charles D. McCrary	16,895	(4)	0		*
John J. McMahon, Jr.	44,200	(4)	77,938		*
Hans H. Miller	1,500				*
Malcolm Portera	23,657	(4)	0		*
C. Dowd Ritter	3,225		0		*
William A. Terry	20,846	(4)	0		*
Carl S. Thigpen	23,586	(3)	0		*
W. Michael Warren, Jr.	26,214	(4)	3,357		*
Vanessa Wilson	12,267		0		*
All current directors and executive officers as a group (22 persons)	823,046	(3)(4)	127,305		1.07%
5% or More Beneficial Owners:
BlackRock, Inc.	4,658,238	(6)	0		5.25%
FRM LLC	10,123,268	(7)	0		11.40%
*
less than 1%

(1)
The number of shares reported includes shares that are deemed to be beneficially owned under SEC regulations. Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned and on 88,776,960 shares of common stock outstanding on March 12, 2010.

(2)
This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer (or the spouse of the director or officer) as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)
Includes the following number of shares allocated to accounts under our 401(k) and Stock Ownership Plan: Mr. Bielen – 17,471; Mr. Johns – 15,674; Ms. Johnson – 931; Ms. Long – 4,880; Mr. Thigpen – 9,279; and all current directors and executive officers as a group – 67,045.

Includes the following number of stock equivalents held under our Deferred Compensation Plan for Officers: Mr. Bielen – 61,313; Mr. Johns – 330,284; Ms. Johnson – 249; Ms. Long – 48,390; Mr. Thigpen – 2,587; and all current directors and executive officers as a group – 461,210. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

Does not include the following number of stock appreciation rights: Mr. Bielen – 218,383; Mr. Johns – 830,800; Ms. Johnson – 126,183; Ms. Long – 72,900; Mr. Thigpen – 138,050; and all current directors and executive officers as a group – 1,632,466.

Does not include the following number of unvested restricted stock units: Mr. Bielen – 76,668; Mr. Johns – 260,719; Ms. Johnson – 79,772; Ms. Long – 37,366; Mr. Thigpen – 60,930; and all current directors and executive officers as a group – 651,771.

(4)
Includes the following number of stock equivalents held by certain directors under our Deferred Compensation Plan for Directors Who Are Not Employees of Protective: Mr. French – 33,853; Mr. Hamby – 11,043; Ms. Leonard – 6,609; Mr. McCrary – 16,795; Mr. McMahon – 44,200; Mr. Miller – 1,500; Dr. Portera – 23,557; Mr. Terry – 20,346; Mr. Warren – 25,914; and all current directors and executive officers as a group – 183,817. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

(5)
Includes 40,000 shares of common stock owned by Dunn Investment Company, of which Mr. French is Vice Chairman, Investments.

(6)
Based on a Schedule 13G filed with the SEC on January 29, 2010, as of December 31, 2009, BlackRock, Inc., a parent holding company, may be deemed the beneficial owner of 4,658,238 shares of common stock; it has sole voting power of 4,658,238 shares, no shared voting power, sole investment power of 4,658,238 shares and no shared investment power. No one person's interest relates to more than 5% of the outstanding shares of common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(7)
Based on a Schedule 13G filed with the SEC on February 16, 2010. As of December 31, 2009, FMR LLC, a parent holding company, may be deemed the beneficial owner of 10,123,268 shares of common stock; it has sole voting power of 147,500 shares, no shared voting power, sole investment power of 10,123,268 shares and no shared investment power. No one person's interest relates to more than 5% of the outstanding shares of common stock. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Our directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of our common stock. In addition to reporting transactions such as purchases, sales, and the exercise of options or stock appreciation rights, the rules require disclosure of certain stock-based awards under our compensation arrangements for our executive officers, even if the officers cannot acquire shares of our stock under the awards until some time in the future.

        We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that each of our directors and executive officers complied with these reporting requirements in 2009 with the following exception. The Company failed to file a timely report for Steven G. Walker, one of our officers, with respect to a change in form of ownership.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Philosophy

        The objectives of our executive compensation program are to:

  •
  attract the most qualified executives,
  •
  motivate them to achieve high levels of performance, and
  •
  retain executives who contribute to our success.

Principals of Our Compensation Program

        To meet these objectives, we design our program to:

  •
  attract, motivate and retain officers who will commit to building long-term share owner value,
  •
  focus officers on key business goals,
  •
  enhance share owner value by rewarding officers for achieving long-term goals,
  •
  reflect market and industry practices, while taking internal pay equity into account, and
  •
  be communicated effectively, so our officers understand how compensation is linked to performance.

Compensation Committee

        The Compensation and Management Succession Committee of our Board of Directors oversees the compensation program for our officers. The Committee's principal duties include:

  •
  determining the compensation packages of our senior officers,
  •
  setting annual cash incentive opportunities and determining whether the related performance objectives have been achieved,
  •
  granting long-term incentive awards and determining whether any related performance objectives have been achieved, and
  •
  reviewing senior management performance and succession plans with our Chief Executive Officer.

The Compensation Consultant

        The Committee engages an independent compensation consultant to help it fulfill its duties. At its November 2008 meeting, the Committee reviewed the services provided by Towers Perrin (now Towers Watson) in the previous year, reviewed its independence and determined that it met the Committee's independence requirements, and engaged Towers Watson to serve as its compensation consultant for the 2009 compensation cycle. As a part of this review, the Committee considered, among other things:

  •
  the fact that the individual consultants who work directly with the Committee are not the relationship managers for any other services that may be provided by affiliates of the consultant, and receive no compensation that is directly related to these other services;
  •
  the consultant's internal codes of conduct, professional standards policies, and quality assurance programs; and
  •
  the nature and cost of any services provided by affiliates of the compensation consultant to other areas of Protective's business.

        Protective pays the compensation consultant's fees (generally on an hourly basis) and expenses as provided in the consultant's written agreement with the Committee. As provided in this agreement and in the Committee's directions to the compensation consultant, the consultant gives the Committee advice about:

  •
  the compensation provided to officers at other companies, using proxy statement data, published survey sources, and the consultant's proprietary data,
  •
  the amount and type of compensation to provide to our officers and key employees,
  •
  the value of long-term incentive grants,
  •
  the allocation of total compensation between cash and stock-based incentives,
  •
  the allocation of total compensation between "at risk" (annual cash incentives and stock-based incentives) and not "at risk," and
  •
  internal pay equity among key executives.

        Representatives of the compensation consultant attend regular Committee meetings, and consult with the Chair of the Committee (with or without management present) upon request.

Compensation and Stock Performance Peer Groups

        For 2009, the compensation consultant focused on the pay practices of a peer group of 19 life insurance and financial services companies that compete with us for officer and key employee talent. The Committee selects the companies in this compensation peer group, taking into account our management's recommendations. The consultant also provides a summary of compensation survey data for other companies, to give the Committee additional information for comparison purposes.

        In addition to the compensation peer group, the Committee selects a stock performance peer group. In previous years, this peer group was used for determining performance under our performance share award program. For 2009, the Committee did not make performance share awards, but did use the stock performance peer group to measure the attainment of one of the goals for annual cash incentive opportunities. The stock performance peer group for 2009 included 25 companies – 14 of the companies in the compensation peer group, plus 11 other life insurance and financial services companies with which the Committee believed we should compare our performance.

        The stock performance peer group for 2009 annual cash incentive opportunities and the compensation peer group for the 2009 compensation cycle included:

Aflac Incorporated*
American Equity Investment Life Holding Company
American International Group, Inc.
American National Insurance Company
Ameriprise Financial, Inc.
Assurant, Inc.*
Citizens, Inc.
Conseco, Inc.*
Delphi Financial Group, Inc.*
FBL Financial Group, Inc.*
Genworth Financial, Inc.*
The Hartford Financial Services Group, Inc.*	Horace Mann Educators Corporation
Kansas City Life Insurance Company
Lincoln National Corporation*
MetLife, Inc.
National Western Life Insurance Company
The Phoenix Companies, Inc.*
Presidential Life Corporation
Principal Financial Group, Inc.*
Prudential Financial, Inc.
Reinsurance Group of America, Incorporated*
StanCorp Financial Group, Inc.*
Torchmark Corporation*
UnumProvident Corporation*

* Indicates companies that are included in the compensation peer group. The Allstate Corporation, American Financial Group, Inc., Nationwide Financial Services, Inc., Scottish RE Group Limited and Universal American Financial Corp. were also in the compensation peer group for the 2009 compensation cycle.

Committee Meetings

        The Committee currently meets at least 3 times a year, in February, March and November. Other meetings are scheduled as necessary.

  •
  At its November meeting, the Committee starts the compensation cycle for the next calendar year by reviewing our compensation program, current business, financial and regulatory developments, and current levels of compensation. It also gives the compensation consultant and our management its preliminary views about senior manager compensation programs for the following year.
  •
  In February, the Committee focuses on pay for our named executives – that is, the officers who are named in our proxy statement – and other senior officers. It reviews information provided by the compensation consultant and our Human Resources department, and makes preliminary compensation decisions.
  •
  In March, the Committee evaluates the performance of our Chief Executive Officer and other key executives, and finalizes their compensation based on these evaluations. It also reviews and approves the proposed salaries and annual cash incentive opportunities of other key officers, and makes awards under our annual cash incentive and long-term incentive programs.

        The Compensation Committee provides the Board with reports about its meetings and the compensation of our senior officers.

Components of Our Compensation Program

        The key components of our executive compensation program are

  •
  base salaries,
  •
  annual cash incentive awards,
  •
  long-term equity-based incentives,
  •
  retirement and deferred compensation plans, and
  •
  perquisites and other benefits.

        The Compensation Committee considers each component (separately and with the others) for our senior officers. As part of its review, the Committee considers the total "mix" of the compensation delivered to our senior officers, and compares that compensation mix to the compensation mix of comparable officers at other companies. For example, the Committee compares the amount and percentage of each named executive's cash compensation (base salary and annual cash incentive awards) and stock-based incentives to the amounts and percentages delivered to comparable officers in the compensation peer group. The Committee also compares the amount and percentage of each named executive's "not at risk" compensation (base salary) and "at risk" compensation (annual cash incentives and long-term equity based incentive awards) to the amounts and percentages delivered to these peer group officers. The Committee does not have formal policies regarding these factors, but tries to make our practices generally consistent with the practices of the peer group.

        The Committee targets the total annual compensation package to be at the median of the compensation peer group. The annual incentive and long-term incentive components of the program are designed so above-average company performance will result in above-median total compensation, and below-average company performance will result in below-median total compensation.

        The compensation consultant recommends a compensation package for our Chief Executive Officer. Our Human Resources and Legal Departments provide the Committee with additional information about our officers and our compensation arrangements. Our Chief Executive Officer recommends compensation packages for our senior officers; however, he does not provide recommendations regarding his own compensation.

        Base Salaries.    Base salary is the primary fixed portion of executive pay. It compensates individuals for performing their day-to-day duties and responsibilities and provides them with a level of income certainty. Salary adjustments are usually made at the Committee's March meeting, and are effective March 1 of that year. The Committee considers the responsibilities of the job, individual performance, the relative value of a position, experience, and comparisons to salaries for similar positions in other companies. For the Chief Executive Officer, the Committee also considers company performance. No particular weighting is given to any of these factors.

        The Committee considered adjustment of the base salaries of the named executives at its March 2, 2009 meeting. Mr. Johns recommended that the named executives not receive a base salary increase in 2009, due to the economic and financial conditions in which the Company is operating, the Company's plans and projections for 2009, and the declines in the Company's stock price. The Committee accepted Mr. Johns' recommendation.

        Annual Cash Incentive Awards.    Officers and key employees are eligible for annual cash incentive opportunities under our Annual Incentive Plan (AIP). You have approved the AIP, most recently in 2007. The AIP's purpose is to reward individuals for achievement of key annual goals that will enhance company performance and share owner value.

        At its February and March meetings, the Compensation Committee determines the AIP target incentive opportunities and performance objectives for our named executives for the current year. Our executive officers select other officers and employees for AIP participation, and establish their target incentive opportunities and performance objectives. Each eligible employee has a target incentive of between 4% and 120% of salary.

        Payment of AIP incentives is based on achievement of one or more performance goals. The Committee believes that the goals it sets will encourage our officers and key employees to focus their efforts on our profitability and long-term growth, which should lead to increased value for our shareholders. For 2009, the Committee placed increased emphasis on objectives that related to capital management (in recognition of the importance of the Company's capital position in the current financial and economic environment) and shareholder return (in order to directly link a portion of annual compensation to an increase in shareowner value).

        On March 2, 2009, the Compensation Committee granted 2009 target incentive opportunities under the AIP to the named executives as follows:

  •
  Johns – 120% of salary
  •
  Bielen – 75% of salary
  •
  Johnson – 75% of salary
  •
  Long – 55% of salary
  •
  Thigpen – 65% of salary

        The Committee established these performance goals for the named executives:

Goal	Minimum (50% payout)	Target (100% payout)	Maximum (200% payout)

OEPS (30%)	$2.75	$3.25	$3.75
Expense management (10%)	$345.4M	$335.3M	$325.2M
Risk based capital as of 12/31/09 (40%)	300%	325%	350%
Total shareholder return vs. peer group (20%)	25th percentile	50th percentile	75th percentile

  M = millions

        Performance below the minimum for any goal would result in no payout with respect to that goal. We interpolate if performance is between the minimum and the target, or between the target and the maximum, to determine the percentage to pay. In addition to these goals, other officers and employees had divisional goals that depended on the employee's role at the Company. The Grants of Plan-Based Awards Table (page 34) has more information about the 2009 AIP incentive opportunities and the related performance objectives.

        At its March meeting, the Compensation Committee also determines the achievement of the performance objectives for the incentive opportunities granted to the named executives in the previous year. For other officers and managers, the Committee reviews the total incentive opportunities and the methods used to determine individual payments. The Committee may decrease (but not increase) the incentive paid to a named executive, even if the incentive's performance objectives were achieved. For other employees, the Committee may increase or decrease the incentive payable (up to the maximum otherwise payable under the original award).

        Long-Term Equity-Based Incentive Awards.    The decisions our executives make now will affect our performance for many years. It is important to motivate our officers to achieve key business goals and to focus them on our long-term success. We believe that equity (stock) based compensation and stock ownership are the best way to establish and maintain a strong link between management objectives and your long-term interests.

        The Compensation Committee implements this philosophy through grants under our Long-Term Incentive Plan (L-TIP). You have approved the L-TIP, most recently in 2008. Although the L-TIP provides for other types of awards, recent awards have been made as performance shares, stock appreciation rights and restricted stock units.

        Performance shares provide the recipient with compensation based on our average return on average equity (ARAE) when compared to that of a peer group of companies. We believe this is an effective way to compare our performance to that of our competitors, and that our stock price should go up over the long term if we outperform these other companies on this key measure. Since performance share awards are paid in shares of our stock, the compensation the officer receives is also directly related to our stock price.

        Stock appreciation rights provide the recipient with compensation based on the price increase of our common stock. Each SAR has a base price equal to the closing price of our stock on the effective date of the grant (which is never earlier than the date the Committee makes the grant). An officer who exercises an SAR receives the "spread" (the difference between our stock's value when the SAR is exercised and the base price), so the officer receives compensation from SARs only if our stock price goes up. The spread is paid in shares of our stock (except for a portion payable in cash equal to the tax withholding obligation due when the SAR is exercised).

        Restricted stock units provide the recipient with compensation based on the value of our common stock. An RSU is not a share of stock – it is our agreement to transfer shares of our stock to the RSU recipient if and when the vesting conditions of the RSU award are satisfied. We grant RSUs to certain officers to align their interests to those of our share owners and to encourage them to remain employed with us.

        At its February and March meetings, the Compensation Committee determines the total value of the long-term incentives to be granted to each officer. The Committee considers a named executive's responsibilities, performance and previous long-term incentive awards, and internal compensation equity, when making the award for a given year. Long-term incentive grants are generally made at the March meeting. (The Committee makes special grants at other times upon the hiring or promotion of a senior officer.) On March 2, 2009, however, the Company's 401(k) plan was in a "blackout period" in order to facilitate a change of recordkeepers, so provisions of the Securities and Exchange Act of 1934 prohibited the Committee from making grants of long-term incentives to the named executives and certain other officers. The Committee therefore discussed possible long-term incentive awards at this meeting, and then made the long-term incentive awards on March 4, 2009, after the blackout period had ended.

        The compensation consultant provides an estimated value for each award, so the Committee can make awards with the appropriate total value. For 2009, the consultant recommended a value for an SAR of 34% of the value of our stock on the grant date. This is an approximation of the FASB ASC 718 value for SARs that we use for accounting purposes. The consultant recommended a value for an RSU equal to the value of our stock on the grant date.

        The Committee considered a number of factors when it made L-TIP awards in 2009, including:

  •
  current economic and financial conditions affecting the general economy, the financial services industry and the Company;
  •
  the volatility of the financial markets;
  •
  the recent decline in the Company's stock price;
  •
  the ongoing value of currently-outstanding L-TIP awards;
  •
  the number of shares available for issuance under the L-TIP; and
  •
  information provided by the compensation consultant, which indicated that our officers have received long-term incentives with a value significantly less than that provided by our compensation peer group.

        The Committee decided that it would not grant performance share awards in 2009, primarily due to concerns about market volatility, selection of the appropriate peer group, and uncertain financial conditions. Instead, the Committee granted stock appreciation rights and restricted stock units, in order to reward recipients for increases in the Company's stock price and to encourage recipients to remain in the Company's employ. The Grants of Plan-Based Awards Table (page 34) has more information about these awards.

        The Committee's meeting schedule is set several months in advance. The Committee does not attempt to coordinate its grants with the release of earnings or other inside information, and award sizes are not affected by the dates the awards are made.

  Stock Ownership Guidelines

        We have always encouraged our officers to hold shares of our common stock. We believe this aligns their interests with those of our share owners. Our policies encourage employees and officers to hold our stock as a long-term investment, and prohibit trading in options on our stock and other speculative transactions.

        The Compensation Committee adopted formal stock ownership guidelines in 2004. The guidelines provide that our officers are not to dispose of shares of stock unless their holdings exceed a multiple of their base salary. The multiples are

Officer	Multiple of Base Salary

Chief Executive Officer	5x
Executive Vice Presidents	3x
Senior Officers	2x
Vice President	1x

        Shares owned by the officer and the officer's spouse and children, shares in our 401(k) and stock ownership plan and share equivalents in our nonqualified deferred compensation plan all count as shares owned under the guidelines. Unearned performance shares, unexercised SARs and unvested restricted stock units do not count.

        The Committee reviews compliance with the guidelines each year. Each of our senior officers certified that they were in compliance with the guidelines for the 12 months ended February 2010.

        Retirement and Deferred Compensation Plans.    We believe it is important to provide our employees, including our named executives, with the opportunity to accumulate retirement savings. We do not have any enhanced benefit or "top-hat" plans for our officers, and all similarly-situated employees earn benefits under the same formula. However, we also believe that we should provide retirement savings without imposing the restrictions on benefits contained in the Internal Revenue Code that would otherwise limit our employee's retirement security.

        Our retirement and deferred compensation arrangements include:

  •
  our tax-qualified "defined benefit" pension plan. This plan, which covers almost all of our full-time employees, provides benefits under formulas based on the employee's compensation and years of service.
  •
  our non-qualified "excess" benefit plan. This plan pays benefits that are earned under the formulas under the tax-qualified plan that cannot be paid from that plan due to limits imposed by the Internal Revenue Code.
  •
  our tax-qualified 401(k) plan, which permits employees to make before-tax and after-tax contributions and which provides for a matching contribution that is paid by the Company.
  •
  our non-qualified "supplemental" matching program. This program provides matching contributions that are earned under the 401(k) matching formula but cannot be made under that plan due to limits imposed by the Internal Revenue Code.
  •
  our non-qualified deferred compensation plan, which permits our named executives and other key officers to save additional amounts for retirement.

        For more information about these plans, see the All Other Compensation Table (page 32), Post-Employment Benefits (page 42) and Nonqualified Deferred Compensation (page 45).

        Perquisites and Other Benefits.    We have other programs that help us attract and retain key talent and enhance their productivity.

  Financial Planning Program

        We have engaged a third party to provide a financial and tax planning program for certain senior officers. We believe this program helps the officers plan their financial future, while minimizing the distractions and time normally required. We pay the provider's fees and travel expenses.

  Dining Club Fees

        We pay for dining club memberships for Mr. Johns, Ms. Long and Mr. Thigpen. We reimburse the officers for business-related meals in accordance with our regular policies. They pay for all personal meals.

  Company Aircraft Policy

        We do business in every state in the United States and have offices in 13 states. Our employees and officers routinely use commercial air service for business travel, and we generally reimburse them only for the coach fare for domestic air travel. We also maintain a company aircraft program in order to provide for timely and cost-effective travel to these wide-spread locations.

        Under this program, we do not operate any aircraft, own a hanger or employ pilots. Instead, we have purchased a one-sixteenth fractional interest in each of four aircraft. We pay a fixed fee per aircraft, plus a variable charge for hours actually flown, in exchange for the right to use the four aircraft for an aggregate of 200 hours per year. Our directors, officers and employees use these aircraft for selected business trips. All travel under the program must be approved by our chief executive officer. Whether a particular trip will be made on a company aircraft or on a commercial flight depends, in general, upon the availability of commercial air service at the destination, the schedule and cost of the commercial air travel, the number of employees who are making the trip, the expected travel time, and the need for flexible travel arrangements.

        Based on information provided by the compensation consultant, the Compensation Committee has adopted a policy that allows the chief executive officer (and his guests) to use company aircraft for personal trips for up to 20 hours per year, to reduce his personal travel time and thereby increase the time he can effectively conduct company business. The Company does not provide tax reimbursement payments with respect to this air travel.

  Spousal Travel Policy

        If an employee's spouse travels with the employee on Company business, we reimburse the employee for the associated travel expenses if the spouse's presence on the trip is deemed necessary or appropriate for the purpose of the trip. If reimbursement of these expenses results in taxable income to the employee, we provide the employee a payment to cover the taxes that the employee is expected to incur with respect to the reimbursement (and the related payment).

        For more information about perquisites and other benefits, see the All Other Compensation Table (page 32) and Potential Payments upon Termination or Change of Control (page 47).

Change of Control Considerations

        The Compensation Committee and our Board of Directors have carefully considered the effects that a change of control, or an attempted change of control, could have on us and our share owners. The Committee and the Board have addressed these concerns by approving change of control provisions in some of our compensation programs (including the Long-Term Incentive Plan) and providing key officers and employees with employment continuation agreements.

        We believe these arrangements benefit us and our share owners by:

  •
  assuring employees that we are aware of the issues they could face if a change of control occurs,

  •
  providing them with financial assurances so they can perform their duties with a minimum of distraction in the face of a pending change of control,

  •
  encouraging them to stay with us while a change of control is occurring, so the acquirer can retain people who have been key to our success, and

  •
  helping us recruit employees who have similar agreements at other companies.

        The L-TIP provides for vesting and payment of outstanding performance share, SAR and restricted stock unit awards upon a change of control, even if the employee has not terminated employment. We believe it is appropriate (and consistent with the practice of most companies) to pay these awards when a change of control occurs, in recognition of the employee's past performance and service while the change of control was pending.

        For more information about the benefits that the named executives could receive upon a termination of employment or upon a change of control, see Potential Payments upon Termination or Change of Control (page 47).

Accounting and Tax Issues

        We consider accounting and tax matters in the design of our compensation program. For example, we adopted FAS 123 (now FASB ASC 718) in 1995. As a result, we reduce our net income by the estimated cost of annual cash incentives and long-term equity-based incentives. The performance goals under the AIP and L-TIP reflect accruals for this estimated compensation.

        Section 162(m) of the Internal Revenue Code limits our tax deduction for annual compensation in excess of $1 million paid to certain executive officers. Code Section 162(m) does not apply to performance-based compensation (as defined in that Code Section). The AIP, and performance shares and SARs awarded under the L-TIP, are designed to provide performance-based compensation.

        In general, the Compensation Committee intends to administer the performance-based portion of our compensation program in compliance with Code Section 162(m). However, the Committee believes there are times when it is in your best interests to pay compensation that is not tax-deductible under Code Section 162(m) (for example, the award of RSUs in order to encourage key officers to remain our employees), and may decide to continue to pay such compensation.

Summary

        The Compensation Committee has reviewed tally sheets that summarized each named executive's total compensation, including:

  •
  current base salary,

  •
  current annual incentive opportunity,

  •
  current grant of long-term incentives,

  •
  pension benefits,

  •
  balances in our 401(k) and nonqualified deferred compensation plans,

  •
  dividend equivalents from the nonqualified deferred compensation plan,

  •
  health and welfare benefits and perquisites,

  •
  amounts previously paid under long-term incentives,

  •
  the value of outstanding long-term incentive opportunities, and

  •
  severance benefits that would be payable under various circumstances (including a change of control).

        Based on this review, the Committee believes our compensation program

  •
  is providing the appropriate level of compensation to our senior officers,

  •
  is properly designed to link compensation and performance,

  •
  does not encourage our officers or employees to take unnecessary and excessive risks or to manipulate earnings or other financial measures, and

  •
  is designed and implemented in your best interests as share owners.

Compensation Committee Report

        The Compensation and Management Succession Committee reviewed and discussed the Compensation Disclosure and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
C. Dowd Ritter, Chairman Thomas L. Hamby John J. McMahon, Jr.

 Compensation Summary

        This table has information about the compensation of the executives named below.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e) (1)

John D. Johns	2009	$850,000	$0	$525,000
Chairman of Board, President &	2008	$845,833	$0	$899,764	(2)
Chief Executive Officer	2007	$820,833	$0	$666,850	(3)
(principal executive officer)
Richard J. Bielen	2009	$440,000	$0	$175,000
Vice Chairman &	2008	$437,500	$0	$230,112	(2)
Chief Financial Officer	2007	$417,500	$0	$353,938	(3)
(principal financial officer)
Carolyn M. Johnson	2009	$400,000	$0	$175,000
Executive Vice President &	2008	$396,667	$20,000	$297,876	(2)
Chief Operating Officer	2007	$347,708	$104,300	$170,832	(3)
Deborah J. Long	2009	$390,000	$0	$85,925
Executive Vice President,	2008	$388,333	$0	$103,421	(2)
Secretary & General Counsel	2007	$377,500	$0	$210,694	(3)
Carl S. Thigpen	2009	$400,000	$0	$142,975
Executive Vice President &	2008	$396,667	$0	$147,375	(2)
Chief Investment Officer	2007	$360,833	$0	$167,234	(3)

Summary Compensation Table
(continued from previous page)

SAR awards ($) (f) (1)	Non-equity incentive plan compensation ($) (g)	Change in pension value & nonqualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

$237,500	$1,700,000	$1,075,863	$217,907	$4,606,270
$503,685	$0	$174,607	$397,497	$2,821,386
$666,061	$1,105,500	$130,821	$306,772	$3,696,837
$79,166	$630,300	$146,667	$17,600	$1,488,733
$129,150	$0	$192,214	$39,950	$1,028,926
$179,748	$370,200	—	$16,700	$1,338,086

$79,166	$573,000	$33,860	$18,476	$1,279,502
$81,795	$130,000	$36,424	$28,745	$991,507
$79,886	$196,000	$12,861	$15,500	$927,087
$23,750	$410,000	$232,731	$53,298	$1,195,704
$58,425	$50,000	$64,932	$39,843	$704,954
$81,603	$280,100	—	$23,209	$973,106
$47,500	$496,600	$230,889	$19,988	$1,337,952
$81,795	$65,000	$166,940	$29,159	$886,936
$81,603	$302,100	$16,670	$30,661	$959,101

(1)
These numbers show the fair value, as of the date of the grant, of awards made in 2009. These numbers were calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation. The assumptions we used under FASB ASC 718 are set forth in Note 13 of the Notes to our Consolidated Financial Statements in our Form 10-k for the year ended December 31, 2009.

(2)
These numbers include the following amounts, which represent the value as of the date of grant, of performance shares awarded to the named executives, based on the probable outcome of the award's performance conditions: Mr. Johns, $899,764; Mr. Bielen, $230,112; Ms. Johnson, $147,375; Ms. Long, $103,421; and Mr. Thigpen, $147,375. If the performance conditions were achieved at the maximum level provided in the awards, the value of the awards as of the date of grant would be: Mr. Johns, $2,685,864; Mr. Bielen, $686,902; Ms. Johnson, $439,926; Ms. Long, $308,720; and Mr. Thigpen, $439,926.

(3)
These numbers include the following amounts, which represent the value as of the date of grant, of performance shares awarded to the named executives, based on the probable outcome of the award's performance conditions: Mr. Johns, $666,850; Mr. Bielen, $180,098; Ms. Johnson, $83,913; Ms. Long, $80,314; and Mr. Thigpen, $80,314. If the performance conditions were achieved at the maximum level provided in the awards, the value of the awards as of the date of grant would be: Mr. Johns, $2,381,608; Mr. Bielen, $637,081; Ms. Johnson, $299,688; Ms. Long, $286,836; and Mr. Thigpen, $286,836.

Discussion of Summary Compensation Table

        Column (c) – Salary. These amounts include base salary for 2009 that the executive contributed to our 401(k) plan and to our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 45) has more information about 2009 participation in this plan.

        Column (e) – Stock Awards. These values include performance share and RSU awards. The Grants of Plan-Based Awards Table (page 34) has more information about the 2009 RSU grants.

        Column (f) – SAR Awards. The Grants of Plan-Based Awards Table (page 34) has more information about the 2009 SAR grants.

        Column (g) – Non-equity incentive plan compensation. For 2009, these amounts show the annual cash incentives payable in March 2010 under our Annual Incentive Plan for 2009 performance. The Grants of Plan-Based Awards Table (page 34) has more information about this incentive opportunity.

        Column (h) – Change in pension value and nonqualified deferred compensation earnings. These amounts represent the increase in the present value of the named executive's benefits under our tax-qualified defined benefit pension plan and our nonqualified defined benefit excess pension plan. For 2009, the total change in the present value of pension benefits for each executive was divided between the plans as follows:

Name	Tax- qualified	Non- qualified

Johns	$92,124	$983,739
Bielen	$33,865	$112,802
Johnson	$13,947	$19,913
Long	$76,193	$156,538
Thigpen	$97,355	$133,534

        The Pension Benefits Table (page 42) has more information about each officer's participation in these plans in 2009.

        The named executives have account balances in our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 45) has more information. The earnings on an executive's balance reflect the earnings of investments selected by that executive. These earnings are the same as for any other investor in these investments, and we do not provide any above-market or preferential earnings rates.

        Column (i) – All other compensation. For 2009, these amounts include the following:

All Other Compensation Table

Name	401(k) matching	Nonqualified deferred compensation plan contributions	Dividend equivalents	Financial planning program	Other perquisites	Tax reimbursement payments

Johns	$9,800	$24,200	$158,413	$10,999	$12,759	$1,736
Bielen	$9,800	$7,800	$0	$0	$0	$0
Johnson	$9,800	$6,700	$0	$0	$1,147	$829
Long	$9,800	$7,800	$23,328	$11,106	$1,264	$0
Thigpen	$9,800	$8,800	$0	$0	$1,388	$0

        401(k) Matching.    Our employees can contribute a portion of their salary, overtime and cash incentives to our tax-qualified 401(k) plan and receive a dollar-for-dollar company matching contribution. The maximum match is 4% of the employee's eligible pay. The table shows the matching received by the named executives.

        Nonqualified Deferred Compensation Plan Contributions.    The table includes contributions that we made in February 2010 to each named executive's account under our nonqualified deferred compensation plan, with respect to the officer's participation in our 401(k) plan during 2009. The Nonqualified Deferred Compensation Table (page 45) has more information about this plan.

        Dividend Equivalents.    The table includes dividend equivalents that the named executives elected to receive in cash, instead of having them reinvested in our nonqualified deferred compensation plan.

        Financial Planning Program.    These amounts include the amounts we pay for the fees and travel expenses of the third party provider of our financial and tax planning program. See page 27 for more information about this program.

        Other Perquisites.    These amounts include:

  •
  The amount we pay for dining club memberships for Mr. Johns ($2,202), Ms. Long ($1,264) and Mr. Thigpen ($1,388).
  •
  The estimated incremental cost that we incurred in 2009 for our chief executive officer (and his guests) to use company aircraft for personal trips ($7,867). This amount is based on incremental hourly charges, fuel, taxes and similar items allocable to Mr. Johns' personal travel time on the aircraft.
  •
  The amount of expense reimbursement under our spousal travel policy for each named executive was: Mr. Johns, $2,690; and Ms. Johnson, $1,147.

        See page 27 for more information about these arrangements.

        Tax Reimbursements.    The amount of the tax reimbursement payments related to our spousal travel policy (described at page 27) is shown in the table.

 Grants of Plan-Based Awards

        This table has additional information about:

  •
  the 2009 RSU awards shown in column (e) of the Summary Compensation Table,
  •
  the 2009 SAR awards shown in column (f) of the Summary Compensation Table, and
  •
  the AIP incentive opportunities granted for 2009, which were payable in March 2010 and are shown in column (g) of the Summary Compensation Table.

Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Grant date (b)	Threshold ($) (1) (c)	Target ($) (d)	Maximum ($) (e)

Johns	3/2/09	$510,000	$1,020,000	$1,700,000
	3/4/09
	3/4/09
Bielen	3/2/09	$165,000	$330,000	$660,000
	3/4/09
	3/4/09
Johnson	3/2/09	$150,000	$300,000	$600,000
	3/4/09
	3/4/09
Long	3/2/09	$107,250	$214,500	$429,000
	3/4/09
	3/4/09
Thigpen	3/2/09	$130,000	$260,000	$520,000
	3/4/09
	3/4/09

(1)
These numbers show the amount that would be payable if each performance goal were achieved at the minimum level. Since the amount actually payable is determined on a performance goal-by-performance goal basis, an officer could receive a payout under the total award that is less than the number shown in the table. See page 24 for more information about the way the amount payable is determined.

Grants of Plan-Based Awards Table
(continued from previous page)

Estimated Future Payouts of Shares Under Equity Incentive Plan Awards			All other stock awards: number of shares of stock or units (#) (i)	All other SAR awards: number of securities underlying SARs (#) (j)
						Grant date fair value of stock and SAR awards(2) (l)
Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)			Base price of SAR awards ($/Sh) (k)

			150,000			$525,000
				250,000	$3.50	$237,500
			50,000			$175,000
				83,333	$3.50	$79,166
			50,000			$175,000
				83,333	$3.50	$79,166
			24,550			$85,925
				25,000	$3.50	$23,750
			40,850			$142,975
				50,000	$3.50	$47,500

(2)
These numbers show the fair value, as of the date of the grant, of awards made in 2009. These numbers were calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation. The assumptions we used under FASB ASC 718 are set forth in Note 13 of the Notes to our Consolidated Financial Statements in our Form 10-k for the year ended December 31, 2009.

Discussion of Grants of Plan-Based Awards Table

        Columns (c), (d) and (e) – Estimated possible payouts under non-equity incentive plan awards.

        At its February 26, 2010 meeting, the Compensation Committee determined that:

  •
  our OEPS was $3.97,
  •
  our expenses (as defined by the expense management goal) were $323 million,
  •
  our risk based capital as of December 31, 2009 was 429%, and
  •
  our total shareholder return as compared to the peer group was at the 64th percentile.

        Based on the achievement of the goals as described above, the Committee determined that the amounts shown in column (g) of the Summary Compensation Table (page 30) were payable to the named executives as annual incentives under the AIP. These payments were made in March 2010.

(The amount payable to Mr. Johns under the terms of his AIP incentive opportunity was determined to be $1,948,200; however, the amount actually payable was reduced to $1,700,000 by benefit restrictions contained in the AIP.)

        Column (i) – All other stock awards: number of shares of stock or units. On March 4, 2009, the Compensation Committee granted restricted stock units to the named executives. These awards will align their interests to those of our share owners and will encourage them to remain in the Company's employ.

        The restricted stock units will earn dividend equivalents until they vest. Each time we pay a dividend on our stock, we will credit the officer's account with additional RSUs by:

  •
  multiplying the dividend paid per share by the number of restricted stock units, and
  •
  dividing that amount by the closing price of our stock on the dividend record date.

        One-half of the restricted stock units will vest on March 4, 2012, and the remainder will vest on March 4, 2013.

        Vested restricted stock units are paid in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

        Column (j) – All other SAR awards: number of securities underlying SARs. On March 4, 2009, the Compensation Committee granted stock appreciation rights to the named executives under our Long-Term Incentive Plan. The base price of each SAR (shown in column (k)) is the closing price of our stock on that date.

        The SARs become exercisable in three equal annual installments, beginning March 4, 2010. An officer who exercises an SAR receives the difference between the value of our common stock at the time of exercise and the SAR's base price. This "spread" is payable in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation due when the SAR is exercised). If the officer exercises SARs and goes to work with one of our competitors within a year of the SAR exercise, we have the right to recover the spread from all SAR exercises that occurred within the year before the officer terminated employment. The SARs terminate on March 4, 2019, if they have not been exercised or otherwise cancelled.

        Termination of Employment; Change of Control.    Special vesting and payment provisions apply to SAR and RSU awards if the officer's employment ends or if we have a change of control. See Potential Payments upon Termination or Change of Control (page 47) for more information.

(This page has been left blank intentionally.)

Outstanding Equity Awards

        This table has information about the named executives' outstanding equity awards at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End Table

	SAR Awards					Stock Awards
Name (a)	Number of securities underlying unexercised SARs (#) exercisable (b)	Number of securities underlying unexercised SARs (#) unexercisable (c) (1)		SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f)		Market value of shares or units of stock that have not vested ($) (g) (11)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h)(12)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (11)

Johns	166,302	0		$22.31	3/6/10
	300,000	0		$32.00	3/4/12
	23,200	0		$41.05	3/4/15
	18,975	6,325	(2)	$48.60	3/3/16
	30,200	30,200	(3)	$43.46	3/5/17
	20,475	61,425	(4)	$38.59	2/28/18
	0	250,000	(5)	$3.50	3/4/19
						153,710	(8)	$2,543,901
									27,400	(13)	$453,470
									34,800	(14)	$575,940
Bielen	17,317	0		$22.31	3/6/10
	15,000	0		$32.00	3/4/12
	50,000	0		$26.49	3/3/13
	4,700	0		$41.05	3/4/15
	4,200	1,400	(2)	$48.60	3/3/16
	8,150	8,150	(3)	$43.46	3/5/17
	5,250	15,750	(4)	$38.59	2/28/18
	0	83,333	(5)	$3.50	3/4/19
						2,190	(9)	$36,245
						51,237	(8)	$847,972
									7,400	(13)	$122,470
									8,900	(14)	$147,295
Johnson	2,050	2,050	(3)	$43.46	3/5/17
	1,500	1,500	(6)	$48.05	6/28/17
	3,325	9,975	(4)	$38.59	2/28/18
	0	83,333	(5)	$3.50	3/4/19
						1,095	(9)	$18,122
						4,182	(10)	$69,212
						51,237	(8)	$847,972
									1,900	(13)	$31,445
									1,400	(13)	$23,170
									5,700	(14)	$94,335

Outstanding Equity Awards at Fiscal Year-End Table

	SAR Awards					Stock Awards
Name (a)	Number of securities underlying unexercised SARs (#) exercisable (b)	Number of securities underlying unexercised SARs (#) unexercisable (c) (1)		SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f)		Market value of shares or units of stock that have not vested ($) (g) (11)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h) (12)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (11)

Long	17,962	0		$22.31	3/6/10
	15,000	0		$32.00	3/4/12
	2,800	0		$41.05	3/4/15
	2,250	750	(2)	$48.60	3/3/16
	3,700	3,700	(3)	$43.46	3/5/17
	2,375	7,125	(4)	$38.59	2/28/18
	0	25,000	(5)	$3.50	3/4/19
						1,642	(9)	$27,175
						25,157	(8)	$416,348
									3,300	(13)	$54,615
									4,000	(14)	$66,200
Thigpen	15,000	0		$32.00	3/4/12
	0	35,000	(7)	$41.05	3/4/15
	3,700	3,700	(3)	$43.46	3/5/17
	3,325	9,975	(4)	$38.59	2/28/18
	0	50,000	(5)	$3.50	3/4/19
						1,095	(9)	$18,122
						41,860	(8)	$692,783
									3,300	(13)	$54,615
									5,700	(14)	$94,335

(1)
The regular SAR exercise schedules are shown in the following footnotes. See Potential Payments upon Termination or Change of Control (page 47) for information about SAR exercises if the named executive has a termination of employment or we have a change of control.
(2)
These SARs became exercisable on March 3, 2010.
(3)
One-half of these SARs became exercisable on March 5, 2010, and the remainder become exercisable on March 5, 2011.
(4)
One-third of these SARs became exercisable on February 28, 2010, and the remainder become exercisable in two equal annual installments, beginning February 28, 2011.
(5)
One-third of these SARs became exercisable on March 4, 2010, and the remainder become exercisable in two equal annual installments, beginning March 4, 2011.
(6)
These SARs become exercisable in two equal annual installments, beginning June 28, 2010.
(7)
These SARs became exercisable on March 4, 2010.
(8)
Represents unvested restricted stock units granted on March 4, 2009. The RSUs will vest as follows:
  •
  one-half of these RSUs will vest on March 4, 2012, and
  •
  the remainder of the unvested RSUs will vest on March 4, 2013.

(9)
Represents unvested restricted stock units granted on March 5, 2007. The RSUs will vest as follows:
  •
  one-half of these RSUs vested on March 5, 2010, and
  •
  the remainder of the unvested RSUs will vest on March 5, 2011.

  See Potential Payments upon Termination or Change of Control (page 47) for information about RSU vesting if the named executive has a termination of employment or if we have a change of control.

(10)
Represents unvested restricted stock units that were granted on February 29, 2008 and will vest on February 28, 2018. See Potential Payments upon Termination or Change of Control (page 47) for information about RSU vesting if the named executive has a termination of employment or if we have a change of control.
(11)
Based on an assumed stock price of $16.55 per share, which was our closing stock price on December 31, 2009.
(12)
The actual number of shares earned will probably be different from these estimates. The performance level that we used for these estimates is based on the proxy statement disclosure rules. Payment of shares of common stock for a performance award is made in May or June of the year after the last year of the 4-year performance period. See Potential Payments upon Termination or Change of Control (page 47) for information about performance share payout if the named executive has a termination of employment or if we have a change of control.
(13)
Represents unvested and unearned performance shares for the 2007-2010 performance period, based on the assumption that the target performance goal for the grant (and 100% payout) will be achieved.
(14)
Represents unvested and unearned performance shares for the 2008-2011 performance period, based on the assumption that the target performance goal for the grant (and 100% payout) will be achieved.

SAR Exercises and Earned Performance Shares

        This table presents the number of SARS exercised by the named executives during 2009 (and the dollar amount realized), and an estimate of the performance shares earned by the named executives for the 4-year performance period ending December 31, 2009 and payable in 2010 (and the estimated value to be realized).

SAR Exercises and Stock Vested Table

	SAR Awards		Stock Awards
Name (a)	Number of SARs exercised (#) (b)	Value realized on exercise ($) (c)	Number of shares acquired on vesting (#) (d)	Value realized on vesting ($) (e)

Johns	0	$0	25,025	$414,164
Bielen	0	$0	5,544	$91,753
Johnson	0	$0	1,871	$30,965
Long	0	$0	2,926	$48,425
Thigpen	0	$0	2,094	$34,656

Discussion of SAR Exercises and Stock Vested Table

        Column (d) – Number of shares acquired on vesting. The named executives have performance share awards for the 2006-2009 performance period that will be payable in 2010. Earned awards will be payable in shares of our common stock. The information needed to determine the amount payable is not yet available, so these numbers are estimates.

        Mr. Bielen has elected to defer receipt of 94% of the shares of common stock that are payable under this performance share award. The amounts deferred will be credited to our nonqualified deferred compensation plan.

        Column (e) – Value realized on vesting. For all of the named executives, these estimated values are based on a stock price of $16.55 per share, which was the closing price of our common stock on December 31, 2009 (without reduction for the tax withholding that will be applied to the payments).

 Post-Employment Benefits

        This table has information about benefits payable to the named executives upon their retirement.

Pension Benefits Table

Name (a)	Plan name (b)	Number of years credited service (#) (1) (c)	Present value of accumulated benefit ($) (2) (d)

Johns	Pension	16	$364,900
	Excess Benefit	16	$3,771,738

	Total		$4,136,638
Bielen	Pension	19	$261,890
	Excess Benefit	19	$751,659

	Total		$1,013,549
Johnson	Pension	5	$58,940
	Excess Benefit	5	$74,968

	Total		$133,908
Long	Pension	16	$323,516
	Excess Benefit	16	$635,067

	Total		$958,583
Thigpen	Pension	26	$467,125
	Excess Benefit	26	$764,267

	Total		$1,231,392

(1)
The number of years of service that are used to calculate the executive's benefit under each plan, as of December 31, 2009.
(2)
The actuarial present value of the executive's benefit under each plan as of December 31, 2009. The valuation method and material assumptions that we used to calculate these amounts are discussed in note 14 of the footnotes to our 2009 financial statements.

Discussion of Pension Benefits Table

        We have "defined benefit" pension plans to help provide our employees with retirement security.

        Pension Plan.    Almost all of our full-time employees participate in our tax qualified pension plan. On January 1, 2008, the plan was amended to provide different benefit formulas (beginning in 2009) for three different groups:

  •
  the "grandfathered group" – any employee employed on December 31, 2007 whose age plus years of service totaled 55 or more as of that date,
  •
  the "non-grandfathered group" – any employee employed on December 31, 2007 whose age plus years of service was less than 55 as of that date, and
  •
  the "post-2007 group" – any employee first hired after December 31, 2007 or any former employee who is rehired after that date.

Mr. Johns, Mr. Bielen, Mr. Thigpen and Ms. Long are grandfathered employees; Ms. Johnson is a non-grandfathered employee.

        For both grandfathered and non-grandfathered employees, the monthly life annuity benefit payable under the plan at normal retirement age (usually age 65) for service before 2008 equals:

  •
  1.1% of the employee's final average pay times years of service through 2007 (up to 35 years), plus
  •
  0.5% of the employee's final average pay over the employee's Social Security covered pay times years of service through 2007 (up to 35 years), plus
  •
  0.55% of the employee's final average pay times years of service through 2007 (over 35 years).

        For service after 2007, grandfathered employees continue to earn a monthly life annuity benefit payable at normal retirement age (usually age 65), calculated as follows:

  •
  1.0% of the employee's final average pay times years of service after 2007 (up to 35 years minus service before 2008), plus
  •
  0.45% of the employee's final average pay over the employee's Social Security covered pay times years of service after 2007 (up to 35 years minus service before 2008), plus
  •
  0.50% of the employee's final average pay times the lesser of years of service after 2007 and total years of service minus 35 years.

        For service after 2007, non-grandfathered employees earn a hypothetical account balance that is credited with pay credits and interest credits. Pay credits for a year are based on a percentage of eligible pay for that year, as follows:

Credited Service	% of Pay Credit
1-4 years	4%
5-8 years	5%
9-12 years	6%
13-16 years	7%
17 or more years	8%

        Final average pay for grandfathered employees is the average of the employee's eligible pay for the 60 consecutive months that produces the highest average. (However, if the employee's average eligible pay for any 36 consecutive months as of December 31, 2007 is greater than the 60-consecutive month average, the 36-month number will be used.) For non-grandfathered employees, final average pay is the average of the employee's eligible pay for the 36 consecutive months before January 1, 2008 that produces the highest average.

        Eligible pay includes base salary, overtime and AIP incentives. Pay does not include payment of performance shares, gains on SAR exercises, vesting of restricted stock units, severance pay, or other extraordinary items.

        Social Security covered pay is one-twelfth of the average of the Social Security wage bases for the 35-year period ending when the employee reaches Social Security retirement age. (For non-grandfathered participants, Social Security covered pay is determined as of December 31, 2007.) The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between age 65 and 67, depending on the employee's date of birth.

        Unless special IRS rules apply, benefits are not paid before employment ends. An employee may elect to receive:

  •
  a life annuity (monthly payments for the employee's life only), or
  •
  a 50%, 75% or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee's designated survivor receives a benefit of 50%, 75% or 100% of the reduced amount for life), or
  •
  a 5-, 10- or 15-year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee's designated survivor receives the reduced amount until the end of the period), or
  •
  a lump sum benefit.

        If an employee chooses one of these benefit options, the plan actuary uses the interest rate assumptions and mortality tables specified in the plan to adjust the benefit so it has the same value as benefit determined by the plan formulas.

        An employee whose employment ends before age 65 may begin benefit payments after termination of employment. The plan actuary reduces this benefit below the level of the age 65 benefit to account for early commencement, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.

        If an employee retires after age 55 with at least 10 years of service, the employee may take an "early retirement" benefit with respect to benefits earned through 2007, beginning immediately after employment ends. Mr. Johns and Ms. Long are eligible for early retirement. The early retirement benefit for pre-2008 service is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit; however, the reduction for an early retirement benefit is not as great as the reduction for early commencement of a vested benefit. (For example, the early retirement reduction at age 55 is 50%; the actuarial reduction (using the plan interest rates and mortality tables on December 31, 2009) was 62%. At age 62, the early retirement reduction is 20%, and the actuarial reduction was 27%.)

        Nonqualified "Excess" Pension Plan.    Benefits under our tax qualified pension plan are limited by the Internal Revenue Code. We believe we should pay our employees the total pension benefit they have earned, without imposing these Code limits. Therefore, like many large companies, we have a nonqualified "excess" benefit plan that makes up the difference between:

  •
  the benefit determined under the tax qualified plan formula, without applying these limits, and
  •
  the benefit actually payable under the tax qualified plan, taking these limits into account.

        Benefits under the excess plan with respect to service before 2005 are paid at the same time and in the same form as the related benefits from our tax qualified pension plan. Benefits under the excess plan with respect to service after 2004 are paid after the participant's termination of employment in the form elected by the participant. (In general, an officer who was a participant in the excess plan in 2008 had to elect a form of payment in that year. Other officers must make the election before the date participation in the excess plan begins.) Payment is made from our general assets (and is therefore subject to the claims of our creditors), and not from the assets of the tax qualified plan.

Nonqualified Deferred Compensation

        This table has information about the named executives' participation in our nonqualified deferred compensation plan in 2009.

Nonqualified Deferred Compensation Table

Name (a)	Executive contributions in last FY ($) (b) (1)	Registrant contributions in last FY ($) (c) (2)	Aggregate earnings in last FY ($) (d)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last FYE ($) (f) (3)

Johns	$35,117	$68,853	$853,804	$0	$6,033,879
Bielen	$49,987	$23,108	$228,823	$0	$1,173,630
Johnson	$0	$6,300	($1,051)	$0	$13,919
Long	$47,543	$17,537	$2,559	$0	$897,554
Thigpen	$19,731	$18,751	$13,373	$66,176	$204,025

(1)
These amounts include the following amounts that are also included in column (c) (Salary) of the Summary Compensation Table (page 30) as compensation paid to the officer in 2009:
•
Johns – $35,117
•
Bielen – $19,067
•
Long – $4,293

  These amounts include the following amounts that are also included in column (g) (Non-equity incentive plan compensation) of the Summary Compensation Table (page 30) as compensation paid to the officer in 2009:

  •
  Long – $43,250
  •
  Thigpen – $6,500

  For Mr. Bielen and Mr. Thigpen, the remainder of these amounts is the value of performance shares earned for the 2005-2008 performance period and paid to the named executive in May 2009. These amounts were reported (on an estimated basis) in the SAR Exercises and Stock Vested Table in last year's proxy statement.

(2)
These amounts are supplemental matching contributions made to the officer's account in 2009 with respect to the officer's participation in our 401(k) plan during 2008. These amounts are reported in the Summary Compensation Table as compensation for 2008.

(3)
These amounts include the following amounts that have been reported as compensation to the officer in previous proxy statements:
•
Johns – $12,673,690
•
Bielen – $1,698,443
•
Long – $1,624,363
•
Thigpen – $132,385

Discussion of Nonqualified Deferred Compensation Table

        Deferrals by Our Officers.    The named executives and other key officers can elect to participate in our nonqualified deferred compensation plan. An officer who defers compensation under the plan does not pay taxes on the compensation at that time. Instead, the officer pays taxes on the compensation (and any earnings on the compensation) only when the officer receives the compensation and earnings from the plan.

        Eligible officers may defer:

  •
  up to 25% of their base salary,
  •
  up to 94% of any AIP incentive, and/or

  •
  all or a portion of the shares of common stock payable when performance shares are earned.

        An election to defer base salary for a calendar year must be made by December 31 of the previous year. An election to defer an AIP incentive for a calendar year must be made by June 30 of that year. An election to defer earned performance shares for a 4-year performance period must be made by June 30 of the last year in the performance period.

        Deferred compensation accrues earnings based on the investment choices available under the plan. For deferred base salary and AIP incentives, the officer can choose between our common stock and 9 mutual funds. All earnings on deferred performance shares are based on the performance of our common stock. The 2009 investment returns for each of the investment choices were

Investment Choice	Return

AIM Mid Cap Equity A	30.2%
American Funds American Balanced R4	21.4%
American Funds Growth Fund R4	34.9%
Dodge & Cox Stock	31.3%
Neuberger Berman Genesis Tr	26.3%
Protective Stock Fund	21.7%
Templeton Foreign A	49.7%
Vanguard Total Stock Market Index	28.7%
Wells Fargo Advantage Cash Money Market	0.4%
Wells Fargo Advantage Index I	26.5%

        An officer may elect to receive payments in a lump sum or in up to 10 annual installments. An officer may elect to receive a deferred amount (and earnings) upon termination of employment. The officer may not change this election. An officer may instead elect to receive a deferred amount (and earnings) on a fixed date (before the officer's 70th birthday). An officer may also request a distribution if the officer has an extreme and unexpected financial hardship, as determined under IRS rules.

        Supplemental Matching.    We make supplemental matching contributions to the account of eligible officers. These contributions provide matching that we would otherwise contribute to our tax qualified 401(k) plan, but which we cannot contribute because of Internal Revenue Code limits on 401(k) plan matching. For a calendar year, the supplemental match that an officer receives is

  •
  the lesser of
  –
  4% of the officer's base salary and AIP incentive during the year, and
  –
  the amount the officer deferred under both our 401(k) plan and our nonqualified deferred compensation plan during the year; minus
  •
  the actual match the officer received in the 401(k) plan for that year, applying the Internal Revenue Code limits.

        Supplemental matching contributions are credited to the officer's account at the same time 401(k) matching contributions are made – in February or early March of the year after the year in which the related deferrals were made. Half of an officer's supplemental matching has earnings that are based on the performance of our common stock. The officer can choose between our common stock and 9 mutual funds for the remaining matching. Supplemental matching is paid only after termination of employment. The officer can elect payment in a lump sum or in up to 10 annual installments.

        Other Provisions.    Investment choices must be in 1% increments. An officer may transfer money between the mutual funds on any business day. An officer may not transfer money into or out of our common stock. An officer may elect to receive dividend equivalents on deferred stock in cash, instead of having them reinvested. We do not provide any above-market or preferential earnings rates, and do not guarantee that an officer's investments will make money.

        If an officer terminates employment due to death or disability, the officer's plan balance is paid immediately in a lump sum. Also, if an officer terminates employment before early or normal retirement under our pension plan, the officer's plan balance is paid immediately in a lump sum, regardless of the officer's other elections.

        Amounts invested in mutual funds are paid in cash. Amounts invested in our common stock are paid in shares of stock.

        See Potential Payments upon Termination or Change of Control (page 47) for information about plan provisions that apply if we have a change of control.

 Potential Payments upon Termination or Change of Control

Termination of Employment

        Like most large companies, our programs provide our named executives and other employees with payments and other benefits if their employment with us ends. (See Change of Control at page 50 for a description of the payments and benefits that are available if the termination of employment occurs in connection with a change of control.)

        Company Severance Pay Plan. We have a severance pay plan for our employees, including the named executives. The plan pays severance pay if an employee is terminated due to a reduction in force. We may elect to pay severance pay if an employee is terminated for poor job performance. In order to receive severance benefits, the employee must sign a release that waives any claims the employee may have related to their employment or termination of employment.

        The amount of severance pay generally equals two weeks base salary plus one and one-half weeks base salary for every year of service after the first year. We have the right, in our sole discretion and as we deem appropriate in the circumstances, to increase or decrease the amount of severance pay. For example, in some circumstances we provide senior officers with severance pay equal to between six and twelve months base salary, even if that is more than the amount determined under the regular severance pay formula. In any event, the total amount paid cannot exceed the employee's annual base salary.

        Except as described under Change of Control (page 50), we do not have employment contracts or special severance arrangements with any of our officers.

        Other Severance Benefits. The awards made under the L-TIP have provisions that apply if an officer's employment is terminated:

  •
  If a performance share recipient's employment ends due to the sale of a business unit or a major reduction of our workforce, death, disability, retirement at age 65, or early retirement (at our request or with our consent), the performance shares will be paid out based on performance as of the end of the previous year. The amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the 4-year award period.
  •
  Restricted stock units will vest if the officer's employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent). Any unvested RSUs will be forfeited if employment ends for other reasons.
  •
  SARs become exercisable if the officer's employment ends due to death, disability or early or normal retirement, in which case they remain exercisable for 3 years (but not past the original termination date of the SARs). If employment terminates for any other reason, any SARs that are not then exercisable are immediately cancelled; SARs that are then exercisable are cancelled 30 days after the officer's termination date if not previously exercised. The Committee may make the exercise date of SARs earlier, or give an SAR recipient additional time to exercise (but not later than the original termination date of the SARs), if it believes such an action is appropriate.

        Depending on the circumstances, we may increase or decrease the other severance benefits described above, or provide additional benefits such as outplacement, payment of any outstanding AIP incentive opportunity (generally pro rated to take into account the officer's actual period of service in the year to which the incentive opportunity relates), vesting of RSUs, or acceleration of the exercise date and/or extension of the termination date of outstanding SARs. In order to receive any of these other severance benefits, if the employee's termination of employment was involuntary, the employee must generally sign a release that waives any claims the employee may have related to their employment or termination of employment.

        Summary of Termination Benefits.    The following tables show the amounts and benefits that would have been available to each named executive (or to their beneficiary, in the event of the executive's death) if the executive had terminated employment on December 31, 2009 under various circumstances.

Potential Termination Benefits Tables

  John D. Johns

	Severance Pay (4)	AIP Opportunity (5)	Performance Shares (6)	RSUs (7)	SARs		Total

Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0

Early or Normal Retirement (1)	$0	$1,700,000	$383,397	$2,543,901	$3,262,500	(9)	$7,889,798

Involuntary Not for Cause Termination (2)	$637,500	$1,700,000	$383,397	$2,543,901	$3,262,500	(9)	$8,527,298

For Cause Termination (3)	$0	$0	$0	$0	$0	(8)	$0

Death or Disability	$0	$1,700,000	$383,397	$2,543,901	$3,262,500	(9)	$7,889,798

  Richard J. Bielen

	Severance Pay (4)	AIP Opportunity (5)	Performance Shares (6)	RSUs (7)	SARs		Total

Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0

Early or Normal Retirement (1)	$0	$630,300	$100,790	$884,217	$1,087,496	(9)	$2,702,803

Involuntary Not for Cause Termination (2)	$330,000	$630,300	$100,790	$884,217	$1,087,496	(9)	$3,032,803

For Cause Termination (3)	$0	$0	$0	$0	$0	(8)	$0

Death or Disability	$0	$630,300	$100,790	$884,217	$1,087,496	(9)	$2,702,803

  Carolyn M. Johnson

	Severance Pay (4)	AIP Opportunity (5)	Performance Shares (6)	RSUs (7)	SARs		Total

Voluntary Termination	$0	$0	$0	$0	$0	(8)	$0

Early or Normal Retirement (1)	$0	$573,000	$54,549	$935,307	$1,087,496	(9)	$2,650,352

Involuntary Not for Cause Termination (2)	$300,000	$573,000	$54,549	$935,307	$1,087,496	(9)	$2,950,352

For Cause Termination (3)	$0	$0	$0	$0	$0	(8)	$0

Death or Disability	$0	$573,000	$54,549	$935,307	$1,087,496	(9)	$2,650,352

  Deborah J. Long

	Severance Pay (4)	AIP Opportunity (5)	Performance Shares (6)	RSUs (7)		SARs		Total

Voluntary Termination	$0	$0	$0	$0		$0	(8)	$0

Early or Normal Retirement (1)	$0	$409,700	$45,155	$443,523	(7)	$326,250	(9)	$1,224,628

Involuntary Not for Cause Termination (2)	$292,500	$409,700	$45,155	$443,523	(7)	$326,250	(9)	$1,517,128

For Cause Termination (3)	$0	$0	$0	$0		$0	(8)	$0

Death or Disability	$0	$409,700	$45,155	$443,523	(7)	$326,250	(9)	$1,224,628

  Carl S. Thigpen

	Severance Pay (4)	AIP Opportunity (5)	Performance Shares (6)	RSUs (7)		SARs		Total

Voluntary Termination	$0	$0	$0	$0		$0	(8)	$0

Early or Normal Retirement (1)	$0	$496,600	$54,549	$710,905	(7)	$652,500	(9)	$1,914,554

Involuntary Not for Cause Termination (2)	$315,385	$496,600	$54,549	$710,905	(7)	$652,500	(9)	$2,229,939

For Cause Termination (3)	$0	$0	$0	$0		$0	(8)	$0

Death or Disability	$0	$496,600	$54,549	$710,905	(7)	$652,500	(9)	$1,914,554

(1)
Normal retirement means termination of employment (other than death) after age 65 with at least 5 years of service. For this purpose, early retirement means termination of employment (other than death) after age 55 with at least 10 years of service; provided that, for performance shares and RSUs, the retirement is at our request or with our consent.

(2)
Includes terminations of employment due to a reduction of force and, if we so elect in our sole discretion, terminations of employment related to poor job performance.

(3)
Termination of employment for reasons such as violation of our Code of Business Conduct, fraud, theft, gross misconduct, or poor job performance (unless we decide otherwise in our sole discretion).

(4)
Based on the assumption that we decide to pay the officer severance pay equal to nine months base salary (or the amount provided under our severance pay plan, if greater). As noted at page 47, payment of severance pay in excess of that provided by our severance pay plan is completely in our discretion, and these amounts are shown only for illustrative purposes.

(5)
With respect to normal or early retirement or involuntary (not for cause) terminations, based on the assumption that we decide to pay the officer the amount of the Annual Incentive Plan incentive opportunity for 2009, based on the actual achievement of the performance goals for the incentive opportunity.

(6)
Based on an assumed stock price of $16.55 per share, which was our closing stock price on December 31, 2009, and disregarding that portion of the value of the 2006 performance share award that was actually earned as of December 31, 2009.

(7)
Based on the assumption that all unvested RSUs become vested on the officer's termination date, and on an assumed stock price of $16.55 per share (which was our closing stock price on December 31, 2009).

(8)
The officer generally has 30-90 days after termination of employment (depending on the terms of the original SAR award) to exercise any currently-exercisable SARs; all other SARs are immediately cancelled on the officer's termination date. The Outstanding Equity Awards table (page 38) has more information about each officer's outstanding SARs.

(9)
Upon early retirement, normal retirement, death or disability (or, if we so decide, upon an involuntary (not for cause) termination), all SARs that are not then exercisable become exercisable on the officer's termination date, and all SARs remain exercisable for 3 years (but not past the original termination date of the SARs). The amount in the table equals the amount the officer would receive if all unexercisable SARs that were "in the money" on the officer's termination date were exercised on that date, based on an assumed stock price of $16.55 per share (which was our closing stock price on December 31, 2009). The Outstanding Equity Awards table (page 38) has more information about each officer's outstanding SARs.

Change of Control

        We have programs that apply if we have a change of control. A change of control occurs if:

  •
  someone acquires 50% or more of the market value or of the voting power of our stock, or
  •
  a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the Board of before the appointment or election occurred, or
  •
  someone acquires 80% or more of our assets, or
  •
  the Board decides that a change of control has occurred. (This provision applies only to certain terminations of employment under our employment continuation agreements.)

        Long-Term Incentive Plan. If we have a change of control, all outstanding 2006 performance share awards will be paid out at 125% of the performance shares awarded (or the actual level of achievement at that time, if greater). All outstanding 2007 and 2008 performance share awards would be paid out at 100% of the performance shares awarded (or the actual level of achievement at that time, if greater).

        Before a change of control occurs, the Compensation Committee may decide that SARs and restricted stock units will remain outstanding, or will be replaced with other awards after the change of control occurs. The value and terms of these alternative awards must substantially equal those of the prior awards. If the Committee does not make this decision, then all RSUs would vest upon a change of control. Also, all SARs would be cancelled in exchange for a payment in cash or our common stock, based on the value of our stock on the date of the change of control.

        Employment Continuation Agreements. We have employment continuation agreements with our named executives and other key officers. Under the agreements, the officer agrees to remain employed for 2 years after a change of control. During this 2-year period, the officer will be provided with base salary, annual cash incentive opportunities, long-term incentive opportunities, employee benefits and perquisites that are no less favorable than those the officer had before the change of control occurred. These obligations end if the officer dies, becomes disabled, is fired for "cause" or resigns. Under the agreements, "cause" means conviction of a felony, or extreme dishonesty, misconduct or violations of the agreement that materially damage our business or reputation.

        If an officer is terminated without cause, or resigns for "good reason," the officer receives special termination benefits if the termination occurs within 2 years after a change of control. Termination is for good reason if any of these events occurs without the officer's written consent:

  •
  there is a material adverse change in the officer's duties, authority or responsibilities,
  •
  we fail to provide the officer with the promised level of compensation during the 2-year employment period,
  •
  we require the officer to work in an office that is more than 20 miles from the office where they worked before the change of control, or
  •
  we fail to get a company that acquires us to agree to comply with the terms of the agreement.

        The special termination benefits that we would have provided the named executives if there had been a change of control on December 31, 2009 are

  (1)
  a lump sum cash severance payment equal to 3 times the sum of:

  •
  the officer's annual salary,
  •
  the average of the officer's AIP incentive payments over the last 3 years, and
  •
  the average of the value of the long-term incentives granted to the officer over the last 3 years (excluding special or "one-time" grants).

  (2)
  a lump sum cash payment equal to the officer's target AIP incentive for the year in which the officer's termination occurs. (If termination is on or after December 31, the payment is based on the actual achievement of the performance goals for that year.)

  (3)
  a cash lump sum supplemental retirement benefit, determined by:

  •
  calculating the officer's benefit at age 65 under our pension plan and excess benefit plan after giving the officer credit for 3 extra years of service,
  •
  subtracting the officer's actual age 65 benefit under these plans, and
  •
  determining the actuarial lump sum value of the resulting amount, using the pension plan's standard actuarial table and an interest rate of the 10-year Treasury Note rate plus 0.75%.

  (4)
  continuation of the officer's medical, dental, disability and life insurance, and other welfare benefits, for 2 years after the officer's termination date. (This obligation will also end if the officer gets comparable benefits from another employer. If a medical or dental benefit plan is self-insured by the Company, then coverage under the plan generally continues for 18 months, and the officer receives an additional cash payment equal to the cost of 6 months of coverage under that plan.)

  (5)
  the Internal Revenue Code imposes an excise tax on officers who receive change of control payments that exceed 3 times their average pay over the last 5 years. This tax can affect officers who have similar compensation in different ways. For example, an officer who defers compensation, postpones the exercise of SARs, or postpones receipt of previously deferred compensation will owe more excise tax than a similarly paid officer who makes other decisions about their compensation.

        To address this issue, our employment continuation agreements provide our officers with a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if the excise tax did not apply.

        The agreements have a 3-year initial term. The agreements extend for another year each May 1, unless the Board decides not to extend an officer's agreement and notifies the officer at least 30 days before the May 1 extension date.

        Nonqualified Deferred Compensation Plan; Excess Benefit Plan. Upon a change of control, an officer who has investments in company stock will be able to transfer those balances to the other investments available under the plan. Also, if an officer's employment is terminated after a change of control, the officer's benefits under our excess benefit plan will be paid in a cash lump sum using the pension plan's standard actuarial table and an interest rate equal to the lesser of (1) the 10-year Treasury Note rate plus 0.75% and (2) the interest rate used for determining lump sum payments under the pension plan.

        Summary of Change of Control Benefits.    The following table shows the benefits that would have been paid under the L-TIP and the employment continuation agreements if there had been a change of control on December 31, 2009, and the named executives had been terminated without cause on that date.

Potential Payments upon Change of Control Table

Name	Performance shares (1)	Restricted stock units (2)	SARs (2)	Severance payment	AIP incentive	Supplemental retirement benefit	Medical and other benefits	Excise tax payment	Total

Johns	$1,029,410	$2,543,901	$3,262,500	$10,622,804	$1,700,000	$795,567	$180	$5,659,536	$25,613,898

Bielen	$269,765	$884,217	$1,087,496	$3,799,788	$630,300	$178,362	$26,420	$2,079,082	$8,955,430

Johnson	$148,950	$935,307	$1,087,496	$3,055,733	$573,000	$82,500	$19,166	$1,755,901	$7,658,053

Long	$120,815	$443,523	$326,250	$2,555,656	$409,700	$191,588	$23,757	$1,192,572	$5,263,861

Thigpen	$148,950	$710,905	$652,500	$2,914,489	$496,600	$158,257	$26,420	$1,578,350	$6,686,471

(1)
Based on an assumed stock price of $16.55 per share, which was our closing stock price on December 31, 2009, and disregarding that portion of the value of the 2006 performance share award that was actually earned as of December 31, 2009.

(2)
Based on an assumed stock price of $16.55 per share, which was our closing stock price on December 31, 2009.

 Compensation Policies and Practices as Related to Risk Management

        We have reviewed our compensation programs to assess the risks that they could create as they relate to our risk management practices and risk-taking incentives. In conducting this review, we considered numerous factors pertaining to each such program, including the purpose of the program, the number of participants, the total amount that could be paid under the program, the ability of the participants to take actions that could influence the calculation of the compensation payable, the scope of the risks that could be created by actions taken to enhance the amounts payable under the program, and the manner in which our risk management policies and practices serve to reduce these risks. Based on this review, we have concluded that none of our programs create risks that are reasonably likely to have a material adverse effect on us or our share owners.

Director Compensation

This table has information about the 2009 compensation of our non-employee directors.

Director Compensation Table

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	All Other Compensation ($) (d)	Total ($) (e)

James S.M. French	$68,600	$19,720	$0	$88,320
Thomas L. Hamby	$62,600	$19,720	$0	$82,320
Vanessa Leonard	$96,500	$19,720	$0	$116,220
Charles D. McCrary	$61,400	$19,720	$0	$81,120
Hans H. Miller	$31,200	$25,215	$0	$56,415
John J. McMahon, Jr.	$71,200	$19,720	$0	$90,920
Malcolm Portera	$66,900	$19,720	$0	$86,620
C. Dowd Ritter	$58,950	$19,720	$0	$78,670
William A. Terry	$61,400	$19,720	$0	$81,120
W. Michael Warren, Jr.	$66,200	$19,720	$0	$85,920
Vanessa Wilson	$76,500	$19,720	$0	$96,220

Discussion of Director Compensation Table

        We pay director compensation only to directors who are not our employees

        Column (b) – Fees earned or paid in cash. The 2009 cash compensation components were –

        Cash Retainer Fees

  •
  Board membership – $12,500 per quarter ($5,000 per quarter before May 4, 2009)
  •
  Additional retainer for Audit Committee chair – $5,000 per quarter
  •
  Additional retainer for other Board committee chairs – $1,250 per quarter

        Cash retainers are paid in February, May, August and November.

        Meeting Attendance Fees

  •
  Board meeting (or per day for multi-day meetings):
  –
  out-of-town director in person – $2,600
  –
  out-of-town director by telephone – $1,500
  –
  in-town director – $1,500
  •
  Board committee meeting – $1,200

        For meetings held in Birmingham, our out-of-town directors are Ms. Leonard, Dr. Portera and Ms. Wilson.

        Column (c) – Stock awards. For all directors except Mr. Miller, the amount in the table reflects the issuance on May 4, 2009, of 2,000 shares of our common stock to each director as their annual stock retainer. This amount is based on the closing price of our stock on that date ($9.86, as adjusted to reflect a pending dividend payment).

        For Mr. Miller, the amount in the table reflects the issuance on August 6, 2009 of 1,500 shares of our common stock as his annual stock retainer in connection with his initial election to the Board. This amount is based on the closing price of our stock on that date ($16.81, as adjusted to reflect a pending dividend payment).

        These grants were made under our Stock Plan for Non-Employee Directors, which is described below.

        Column (d) – All Other Compensation. If a director's spouse travels with the director on Company business, we reimburse the director for the associated travel expenses if the spouse's presence on the trip is deemed necessary or appropriate for the purpose of the trip. If reimbursement of these expenses results in taxable income to the director, we provide the director a payment to cover the taxes that the director is expected to incur with respect to the reimbursement (and the related payment).

        Stock Plan for Non-Employee Directors.    We believe that director compensation should be tied to your interests as share owners. Therefore, we pay a significant percentage of director compensation in our common stock.

        Each year, the Board of Directors may grant each non-employee director shares of our stock as part of their annual retainer. The maximum grant is 2,000 shares per director per year. Grants are made under our Stock Plan for Non-Employee Directors, which you approved in 2004. We may issue no more than 100,000 shares under the plan before its scheduled May 1, 2014 termination date.

        Deferred Compensation Plan for Directors Who Are Not Employees of Protective.    Directors may elect to defer their compensation. They may defer cash amounts into a common stock equivalent or an interest-bearing equivalent (earning interest at the 30-day LIBOR rate plus 0.75%). Directors may defer stock compensation only as common stock equivalents. We do not provide any above-market or preferential earnings rates, and do not guarantee that a director's investments in common stock equivalents will make money.

        Amounts deferred into the interest-bearing equivalent are payable in cash. Amounts deferred as common stock equivalents are payable as shares of stock.

        Stock Ownership Guidelines.    Our directors are expected to own our stock (or stock equivalents held under our deferred compensation plan) with a value of at least 3 times the annual retainer. If a director does not own this amount when first elected, the director must retain shares of stock until this level is met.

AUDIT-RELATED MATTERS

Audit Committee Report

        The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives; discussions with management and the auditors; and the experience of the Audit Committee members in business, financial and accounting matters. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. In its oversight role, the Committee relies on the work and assurances of: (1) Protective's management, who has the primary responsibility for the establishment and maintenance of systems of internal controls and for the preparation, presentation and integrity of the financial statements and other financial information included in Protective's Annual Report; and (2) Protective's independent accountants, who are responsible for planning and performing an independent audit of Protective's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        In fulfilling its oversight responsibilities, the Committee has: (1) reviewed and discussed the audited consolidated financial statements with management, who represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States; (2) discussed with the independent accountants the matters required to be discussed by PCAOB AU Section 380 (Communication with Audit Committees), including their judgment as to the quality not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements; and (3) received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), discussed with the independent accountants its independence from the Company and its management and considered the compatibility of non-audit services provided by the independent accountants with auditor independence.

        The Committee discussed with Protective's internal auditors and the independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Protective's internal controls, and the overall quality of Protective's financial reporting. The Committee also meets regularly in executive session.

        Based on the reviews and discussions referred to above and in reliance on management's representations and the independent accountants' report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Committee also appointed PricewaterhouseCoopers LLP as Protective's independent accountants for the fiscal year ending December 31, 2010.

AUDIT COMMITTEE
Vanessa Leonard, Chairperson James S. M. French Hans H. Miller W. Michael Warren, Jr. Vanessa Wilson

Independent Accountant Fees and Services

        The following table shows the aggregate fees billed by PricewaterhouseCoopers LLP for 2009 and 2008 with respect to various services provided to Protective and its subsidiaries.

Type of Fees	2009	2008

	($ in millions)
Audit Fees	$4.5	$4.7
Audit-Related Fees	0.2	0.5
Tax Fees	0.4	0.6
All Other Fees	0.0	0.0

Total	$5.1	$5.8

        Audit Fees.    Audit Fees were for professional services rendered for the audits of our consolidated financial statements, including:

  •
  integrated audits of our consolidated financial statements and the effectiveness of internal controls over financial reporting,
  •
  audits (U.S. GAAP and statutory basis) of certain of our subsidiaries,
  •
  issuance of comfort letters and consents,
  •
  assistance with review of documents filed with the SEC and other regulatory authorities, and
  •
  expenses related to the above services.

        Audit-Related Fees.    Audit-Related Fees were for:

  •
  assurance and related services related to employee benefit plan audits,
  •
  due diligence and accounting consultations in connection with acquisitions,
  •
  attest services that are not required by statute or regulation, and
  •
  consultations concerning financial accounting and reporting standards.

        Tax Fees.    Tax Fees were for services related to:

  •
  tax compliance, including the preparation and reviews of tax returns and claims for refund,
  •
  tax planning and tax advice, including assistance with tax audits and appeals, advice related to acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

        All Other Fees.    All Other Fees include fees that are appropriately not included in the Audit, Audit-Related, and Tax categories.

Pre-Approval of Independent Accountant Services

        On February 22, 2010, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to render audit and non-audit services for us and our subsidiaries for the period ended February 2011. Its policy is to pre-approve, generally for a 12-month period, the audit, audit-related, tax and other services provided by the independent accountants to us and our subsidiaries. Under the pre-approval process, the Committee reviews and approves specific services and categories of services and the maximum aggregate fee for each service or service category. Performance of any additional services or categories of services, or of services that would result in fees in excess of the established maximum, requires the separate pre-approval of the Audit Committee or one of its members who has been delegated pre-approval authority. The Committee or its Chairman pre-approved all Audit, Audit-Related, Tax and Other services performed for us by

PricewaterhouseCoopers LLP with respect to fiscal year 2009.

        In evaluating the selection of PricewaterhouseCoopers LLP as principal independent accountants for us and our subsidiaries, the Audit Committee considered whether the provision of the non-audit services described above is compatible with maintaining the independent accountants' independence. The Committee determined that such services have not affected PricewaterhouseCoopers LLP's independence. The Committee also reviewed the non-audit services performed in 2009 and determined that those services were consistent with our policy. In addition, the Audit Committee considered the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for us during 2010, and the effect which performing such services might have on audit independence.

GENERAL INFORMATION

        Electronic Delivery of Proxy Materials.    We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources and help us reduce printing costs and postage fees. With electronic delivery, if you are a share owner of record, you will be notified as soon as the proxy materials are available on the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access share owner communications electronically in future years.

        If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow your broker's instructions.

        Householding.    We have adopted the SEC-approved procedure of householding. Under this procedure, share owners who have the same address and last name and do not participate in electronic delivery will receive only one copy of our proxy materials, unless one or more of these share owners notifies us that they wish to continue receiving individual copies. Share owners who participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

        If you wish to continue to receive multiple copies of the proxy materials at the same address, you may request multiple copies by notifying us in writing or by telephone at: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547. You may revoke your consent to householding by notifying us at least 30 days before the mailing of proxy materials in March of each year. If you share an address with another share owner and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the address or telephone number given above.

        Form 10-K Reports Available.    Our Annual Report on Form 10-K is electronically available on our website (www.protective.com) and on the SEC's website (www.sec.gov). You may receive a printed copy of this document, without charge, by mailing a request to: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547.

        Incorporation by Reference.    In our SEC filings, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As SEC regulations provide, the "Audit Committee Report" and the "Compensation Committee Report" contained in this proxy statement specifically are not incorporated by reference into any other SEC filings. In addition, this proxy statement contains several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not part of this proxy statement.

        Share Owner Proposals and Nominations for 2011 Annual Meeting.    If a share owner wishes to have a qualified proposal considered for inclusion in next year's proxy statement, the share owner must submit the proposal in writing to our Secretary at our principal executive office so that we receive it by November 30, 2010.

        In addition, any share owner who intends to submit a proposal for consideration at our 2011 annual meeting, but not for inclusion in our proxy statement, or who intends to submit a nominee for election as a director at the meeting must notify our Secretary in writing. Under our Bylaws, the notice must be received at our principal executive office no earlier than February 10, 2011 and no later than March 11, 2011, and must satisfy specified requirements. You may receive a printed copy of our Bylaws by mailing a request to Protective Life Corporation, Corporate Secretary's Office, P.O. Box 2606, Birmingham, Alabama 35202.

        These advance notice provisions are in addition to, and separate from, the requirements that a share owner must meet in order to have a proposal included in the proxy statement under SEC rules.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0000049413_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 James S. M. French 02 Thomas L. Hamby 03 John D. Johns 04 Vanessa Leonard 05 Charles D. McCrary 06 John J. McMahon, Jr. 07 Hans H. Miller 08 Malcolm Portera 09 C. Dowd Ritter 10 William A. Terry 11 W Michael Warren, Jr. 12 Vanessa Wilson PROTECTIVE LIFE CORPORATION ATTN: INVENTORY SUPPLY ROOM 2801 HIGHWAY 280 SOUTH BIRMINGHAM, AL 35223 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000049413_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . PROTECTIVE LIFE CORPORATION Annual Meeting of Shareholders May 10, 2010 This proxy is solicited by the Board of Directors The undersigned share owner(s) of Protective Life Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 31, 2010, and hereby appoint(s) JOHN D. JOHNS and DEBORAH J. LONG, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Share Owners of Protective Life Corporation, to be held May 10, 2010 at 10:00 A.M., Central Time, at Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side